UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Virage Logic Corporation

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VIRAGE LOGIC CORPORATION

47100 Bayside Parkway

Fremont, California 94538

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on March 13, 2009

To the Stockholders of Virage Logic Corporation:

The Annual Meeting of Stockholders of Virage Logic Corporation, a Delaware corporation, will be held on March 13, 2009, at 11:00 a.m. Pacific Time, at Virage Logic Corporation’s principal executive offices located at 47100 Bayside Parkway, Fremont, California 94538, for the purpose of considering and voting upon the following matters:

1.	To elect two Class III directors to hold office until the 2012 annual meeting of stockholders, until their successors are duly elected and qualified.

2.	To approve the amendment to the Virage Logic Corporation 2002 Equity Incentive Plan, or the Plan, to increase the number of shares of common stock issuable under the Plan by 1,000,000 shares.

3.	To ratify the appointment of Burr, Pilger & Mayer LLP, as independent auditor of Virage Logic Corporation for the fiscal year ending September 30, 2009.

4.	To transact such other business as may properly come before the meeting, including any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 16, 2009 will be entitled to notice of, and to vote at, this annual meeting of stockholders and at any adjournment or postponement thereof.

All stockholders are cordially invited to attend the annual meeting of stockholders in person. However, to assure your representation at the annual meeting, please vote as soon as possible using one of the following methods: (1) by using the Internet as instructed on the proxy card, (2) by telephone by calling the toll-free number as instructed on the proxy card or (3) by mail by completing, signing, dating and returning the proxy card in accordance with its instructions. If you vote in advance of the annual meeting using the Internet, telephone or proxy card, you may still vote in person if you attend the annual meeting of stockholders.

BY ORDER OF THE BOARD OF DIRECTORS /s/ Alexander Shubat ____________________________________
Alexander Shubat President and Chief Executive Officer

Fremont, California

January 30, 2009

VIRAGE LOGIC CORPORATION

47100 Bayside Parkway

Fremont, California 94538

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

March 13, 2009

INFORMATION CONCERNING SOLICITATION AND VOTING

Your proxy is solicited on behalf of the Board of Directors of Virage Logic Corporation, a Delaware corporation, which is referred to in this proxy statement as we, us or the Company, for use at the annual meeting of stockholders to be held on March 13, 2009, at 11:00 a.m. Pacific Time, at the Company’s principal executive offices located at 47100 Bayside Parkway, Fremont, California 94538, and at any adjournment or postponement thereof.

You have previously received a Notice of Internet Availability of Proxy Materials from either our transfer agent or from your bank, broker or other nominee, as applicable. The Notice of Internet Availability of Proxy Materials, this proxy statement and the annual report on Form 10-K for 2008 will be available on or about January 30, 2009 at http://bnymellon.mobular.net/bnymellon/virl.com for registered stockholders and at http://www.proxyvote.com for beneficial stockholders. Additionally, a proxy card will be mailed to all registered stockholders and requests for voting instructions will be mailed to all beneficial stockholders entitled to vote at the annual meeting on or about February 9, 2009. The annual report on Form 10-K for 2008 includes financial statements and a financial statement schedule, but excludes exhibits, as filed with the Securities and Exchange Commission, or the SEC. Our annual report on Form 10-K, and the exhibits thereto, as well as our other filings with the SEC may be accessed, free of charge, at http://www.sec.gov, as soon as practicable after filing.

Voting Rights and Outstanding Shares

Only holders of record of our common stock, $0.001 par value per share, at the close of business on January 16, 2009, which is referred to in this proxy statement as the record date, will be entitled to notice of and to vote at the annual meeting. As of the record date, there were 22,845,000 shares of our common stock outstanding and entitled to vote. Each holder of record of our common stock outstanding on the record date will be entitled to one vote for each share held on all matters to be voted on at the annual meeting. Stockholders have no cumulative voting rights or rights of appraisal.

Matters To Be Presented

The following proposals will be presented for stockholder vote at the annual meeting:

1.	To elect two Class III directors to hold office until the 2012 annual meeting of stockholders, until their successors are duly elected and qualified.

2.	To approve the amendment to the Virage Logic Corporation 2002 Equity Incentive Plan, or the Plan, to increase the number of shares of common stock issuable under the Plan by 1,000,000 shares.

3.	To ratify the appointment of Burr, Pilger & Mayer LLP, as independent auditor of Virage Logic Corporation for the fiscal year ending September 30, 2009.

We are not aware of any business, other than that described in this proxy statement, to be presented for stockholder vote at the annual meeting. If any other matters are properly presented at the annual meeting for consideration, the persons named as proxies in the proxy card will vote on such matters in accordance with their best judgment for stockholders that have properly signed and returned their proxy cards. The requirements for properly submitting matters for presentation at the annual meeting were described in our proxy statement for last year’s annual meeting, similar to those described under the heading “Stockholder Proposals for 2010 Annual Meeting.” The chairman of the annual meeting may determine what matters are properly submitted for presentation at the annual meeting.

Votes Required

A plurality of the votes duly cast at the annual meeting is required for the election of the director nominees. The two Class III director nominees receiving the highest number of votes cast by the holders of our common stock entitled to vote at the annual meeting will be elected.

The approval of the amendment to the Plan and the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditor for the fiscal year ending September 30, 2009 each require the affirmative vote of a majority of votes cast by the holders of our common stock entitled to vote at the annual meeting.

Quorum, Abstention, Broker Non-Votes

The required quorum for the transaction of business at the annual meeting is a majority of the outstanding shares of common stock as of the record date. Shares of common stock entitled to vote and be represented at the annual meeting by proxy or in person will be tabulated by the inspector of elections, BNY Mellon Shareholder Services.

A stockholder may cast his or her vote in favor of electing one or more of the nominees for director or to withhold authority to vote for one or more of the nominees. A stockholder may cast his or her vote for or against, or may abstain from voting his or her shares on, the approval of the amendment to the Plan and the appointment of the Company’s independent auditor.

We treat shares that are voted “WITHHOLD ALL” with respect to the election of directors or shares that are voted “ABSTAIN” with respect to the approval of the amendment to the Plan and the appointment of the Company’s independent auditor as being present for the purposes of determining the presence of a quorum.

Accordingly, an “ABSTAIN” vote is the same as voting against the approval of the amendment to the Plan or the appointment of the Company’s independent auditor, as applicable, but a “WITHHOLD” vote has no effect on the election of directors who are elected by the highest number of votes cast.

Broker non-votes are counted as present for the purposes of determining the presence of a quorum, but broker non-votes are not counted for or against any proposal.

Broker non-votes include shares for which a bank, broker or other nominee has not received voting instructions from the beneficial owner and for which the broker, bank or other nominee does not have discretionary power to vote on a particular matter. Under the rules that govern brokers, banks or other nominees who are record owners of shares that are held in brokerage accounts for the beneficial owners of the shares, brokers, bans or other nominees who do not receive voting instructions from their clients have the discretion to vote shares on routine matters but have no discretion to vote such shares on non-routine matters. The election of directors and ratification of independent auditors are routine matters, while the approval of the amendment to the Plan is a non-routine matter.

Methods of Voting; Changing Votes

Stockholders may vote shares using any of the following methods:

Voting by Proxy Cards. A registered stockholder may vote shares until voting is completed at the annual meeting by returning a duly completed and executed proxy card to Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary. All proxy cards received by us that have been properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted FOR the Class III director nominees to our Board of Directors listed on the proxy card, FOR the approval of the amendment to the Plan and FOR the ratification of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditor for the fiscal year ending September 30, 2009.

Voting by Telephone or Internet. A registered stockholder may vote shares until 11:59 p.m. Pacific Time by calling the toll-free number indicated on the proxy card and following the recorded instructions or by accessing the website indicated on the proxy card and following the instructions provided. When a stockholder votes by telephone or Internet, his or her vote is recorded immediately.

Voting by Attending the Annual Meeting. A stockholder may vote shares in person at the annual meeting. A stockholder planning to attend the annual meeting should bring proof of identification. If a stockholder attends the annual meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the annual meeting. Further, if the shares are held of record by a broker, bank or other nominee and a stockholder wishes to vote at the annual meeting, he or she must obtain a proxy issued in his or her name from the record holder in accordance with the materials and instructions for voting provided by his or her broker, bank or other nominee.

Voting by “Street Name” Stockholders. If stockholders hold shares in “street name,” which means shares are held in the name of a broker, bank or other nominee, then those stockholders may vote in accordance with the materials and instructions for voting the shares provided by their broker, bank or other nominee. If “street name” stockholders wish to vote shares at the annual meeting, then they must obtain proxies from their broker, bank or other nominee in order to vote their shares at the annual meeting in accordance with the materials and instructions for voting provided by his or her broker, bank or other nominee.

Changing Votes. A stockholder may change his or her vote at any time before it is voted at the annual meeting by (i) delivering a proxy revocation or another duly executed proxy bearing a later date to Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary, (ii) voting again by telephone or Internet in the manner described above or (iii) attending the annual meeting and voting in person. Attendance at the annual meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting. “Street name” stockholders who want to revoke or change their votes after returning voting instructions to their broker, bank or other nominee may do so in accordance with the materials and instructions provided by their broker, bank or other nominee or by contacting such broker, bank or other nominee to effect the revocation or change of vote.

Counting of Votes

Representatives of BNY Mellon Shareholders Services, our transfer agent, will count the votes and act as the independent inspector of the election.

Expenses of Solicitation

We will pay all expenses of soliciting proxies. In addition to the mailing of this proxy statement, our officers, directors or employees may solicit proxies or votes in person, by telephone or by electronic communication. No additional expense will be paid to our officers, directors and employees for their services in soliciting proxies. Upon request, we will reimburse brokers, banks and other fiduciaries that hold shares of our common stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to the beneficial owners.

CORPORATE GOVERNANCE

We and our Board of Directors are committed to responsible corporate governance to ensure that our Company is managed for the long-term benefit of our stockholders. We have established policies and practices to foster and maintain responsible corporate governance. Our corporate governance documents, including our Code of Conduct, Audit Committee Charter, Compensation Committee Charter and Nominating and Governance Committee Charter, are posted on the Investor Relations page of our website at http://www.viragelogic.com. Printed copies of these documents are also available to stockholders upon written request directed to Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary.

Code of Conduct

Our Board of Directors has adopted a written Code of Conduct to provide our employees with guidance, as well as policies and procedures to follow in conducting business in a legally and ethically appropriate manner. Our Code of Ethics, promulgated by our Board of Directors, is contained in the Code of Conduct and applies to all directors, officers and employees, including our Chief Executive Officer and Chief Financial Officer.

Committee Charters

We have adopted written charters for each of the Audit, Compensation and Nominating and Corporate Governance Committees establishing practices and procedures for the committees in accordance with applicable corporate governance rules and regulations. These charters are intended to be reviewed by the committees at least annually and updated as necessary.

BOARD OF DIRECTORS

Director Independence

We require that at least a majority of our Board of Directors be independent in accordance with the NASDAQ Global Market, or NASDAQ, listing standards. Pursuant to the NASDAQ listing standards, an “independent director” is a person other than an officer or employee of a parent corporation or its subsidiaries or any other individual having a relationship that, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The NASDAQ listing standards specify the criteria by which the independence of our directors should be determined.

In accordance with applicable provisions of the NASDAQ listing standards and SEC rules and regulations, our Board of Directors undertook its annual review of the independence of its directors and considered whether there were any transactions or relationships between each director, director nominee or any member of their immediate family and us that would interfere with his or her exercise of independent judgment. As a result of this most recent review, our Board of Directors determined that the following continuing directors are independent within the meaning of the NASDAQ listing standards: Michael L. Hackworth, Cathal Phelan and Robert H. Smith.

Meetings of Our Board of Directors and Committees

During the fiscal year ended September 30, 2008, our Board of Directors held nine meetings. Although we do not have a formal policy with regard to the attendance of members of our Board of Directors at our annual meetings, all directors are encouraged to attend. All of our directors attended the 2008 annual meeting.

The Audit Committee held eight meetings during the fiscal year ended September 30, 2008. The Compensation Committee held five meetings during the fiscal year ended September 30, 2008. The Nominating and Corporate Governance Committee did not meet in fiscal 2008; instead, it recommended in writing to our Board of Directors a slate of director nominees to stand for re-election at the 2009 annual meeting.

Each member of our Board of Directors attended at least 75% of the aggregate number of (i) the total number of meetings of our Board of Directors and (ii) the total number of meetings held by the committees of which he was a member during fiscal year 2008.

Our Board of Directors and the Audit and Compensation Committees periodically hold meetings of only the independent directors or committee members without management present.

Committees of Our Board of Directors

Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. Our current Board of Directors committee membership is as follows:

Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Michael L. Hackworth	Michael L. Hackworth*	Michael L. Hackworth *
Cathal Phelan	Robert H. Smith	Cathal Phelan
Robert H. Smith*

*	Denotes the Chairman of such committee.

Audit Committee

Our Board of Directors has determined that all members of the Audit Committee are independent directors, as defined by the NASDAQ listing standards and Rule 10A-3 of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and each of them is able to read and understand fundamental financial statements. Our Board of Directors has determined that Robert H. Smith qualifies as an “audit committee financial expert” as defined by rules promulgated by the SEC.

Our Audit Committee is charged with oversight of the accounting and financial reporting processes of the Company and audits of its financial statements.

Our Audit Committee has the specific authority and responsibility under its charter to:

•	appoint, oversee, evaluate and replace our independent auditor;

•

evaluate the disclosures, reports and other data submitted by the independent auditor to the Audit Committee regarding the auditor’s independence, and oversee the independence of the independent auditor;

•	meet with management and the independent auditor to discuss the annual financial statements and the reports of the independent auditors;

•	review significant changes to our accounting principles and practices proposed by the independent auditor, the internal auditor, or management;

•	review the scope and results of internal audits;

•	evaluate the performance of the internal auditor;

•	prepare minutes of the Audit Committee meetings for our Board of Directors, and report to our Board of Directors on any significant matters arising from the Audit Committee’s work;

•

establish procedures for receipt, retention and treatment of any complaints received by us about our accounting, internal accounting controls or auditing matters and for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters;

•	engage independent counsel and other advisers as the Audit Committee determines necessary to carry out its responsibilities;

•	review and approve all related party transactions; and

•	prepare an annual report required by the rules of the SEC for inclusion in our proxy statement, which is included below.

Compensation Committee

Our Board of Directors has determined that all members of the Compensation Committee are independent directors, as defined by the NASDAQ listing standards.

Our Compensation Committee has the specific purpose under its charter to:

•	assist our Board of Directors in its discharge of responsibilities relating to executive and independent director compensation; and

•	oversee incentive, equity-based and other compensatory plans in which executive officers, directors and key employees of us or our subsidiaries participate.

Among other things, our Compensation Committee has the specific authority and responsibility under its charter to:

•

develop and periodically review compensation policies and practices applicable to executive officers, including the criteria upon which executive compensation is based, the specific relationship of corporate performance to executive compensation and the composition in terms of base salary, deferred compensation and incentive or equity-based compensation and other benefits;

•

determine the basis for and recommend for approval by the independent directors the compensation for executive officers other than the Chief Executive Officer, whose compensation is determined by the independent members of our Board of Directors as a whole;

•

supervise, administer and evaluate our incentive, equity-based and other compensatory plans in which executive officers and key employees of us and our subsidiaries participate, including approving guidelines and size of grants and awards, making grants and awards, and any modifications, cancellations, or limits thereto;

•

review and approve, subject to stockholder approval as required, the creation or amendment of any of our incentive, equity-based and other compensatory plans in which executive officers and key employees of us and our subsidiaries participate;

•

review and approve any employment agreements, severance arrangements, change-in-control arrangements or special or supplemental employee benefits, and any material amendments to any of the foregoing, applicable to executive officers;

•	review periodically the compensation and benefits offered to non-employee directors and recommend changes to our Board of Directors, as appropriate; and

•	retain or terminate any compensation consultants or other advisors to assist the Compensation Committee in evaluating compensation matters or in carrying out its responsibilities.

The Compensation Committee, and our Board of Directors upon recommendation of the Compensation Committee, makes all compensation decisions related to our named executive officers, but does receive information and recommendations from senior officers as discussed below under the caption “Compensation Discussion and Analysis — Role of Management in Compensation Process.”

The Compensation Committee also prepares an annual report required by the SEC rules and regulations for inclusion in our proxy statement, which is included below.

Nominating and Corporate Governance Committee

Our Board of Directors has determined that all members of the Nominating Committee qualify as independent directors, as defined by the NASDAQ listing standards. The Nominating Committee’s responsibilities include recommending to our Board of Directors nominees for possible election to our Board of Directors and providing oversight with respect to corporate governance.

Our Nominating Committee has the specific purpose under its charter to:

•	identify individuals qualified to serve as members of our Board of Directors;

•	recommend for our Board of Directors’ selection director nominees and individuals to fill vacancies on our Board of Directors;

•	evaluate the performance of our Board of Directors; and

•	develop and recommend to our Board of Directors corporate governance guidelines and provide oversight with respect to corporate governance.

Our Nominating Committee has the specific authority and responsibility under its charter to:

•

identify and evaluate individuals qualified to serve as members of our Board of Directors, recommend to our Board of Directors all individuals to be selected by our Board of Directors as candidates for election by the stockholders, or to be elected by our Board of Directors to fill any vacancies or newly created directorships on our Board of Directors;

•	recommend to our Board of Directors the composition of board committees;

•	cause to be prepared and recommend to our Board of Directors the adoption of corporate governance guidelines and review and recommend changes from time to time;

•	cause to be prepared and recommend to our Board of Directors the adoption of appropriate codes of ethics and/or conduct and review and recommend changes from time to time;

•	determine whether non-employee members of our Board of Directors may serve as a consultant or service provider to the Company;

•	make recommendations to our Board of Directors regarding issues of management succession;

•

from time to time, conduct an evaluation of the performance of our Board of Directors, committees of our Board of Directors and individual members of our Board of Directors, and discuss the evaluation with our full Board of Directors;

•	prepare minutes of Nominating Committee meetings for our Board of Directors, and report to our Board of Directors on any significant matters arising from the Nominating Committee’s work; and

•	engage advisers as the Nominating Committee determines necessary to carry out its responsibilities.

Director Nomination

The Nominating Committee identifies nominee directors qualified to become members of our Board of Directors consistent with criteria established by our Board of Directors, reviews and recommends to our Board of Directors changes to the size and/or composition of our Board of Directors and/or committees and recommends to our Board of Directors the nominee directors for election at the annual meeting of stockholders. Nominee directors are selected on the basis of their depth and breadth of experience, wisdom, integrity, ability to make independent analytical inquiries, understanding of our business environment and willingness to devote adequate time to board duties. When determining whether to recommend an individual to our Board of Directors for nomination, the Nominating Committee may consider other factors, including:

•	whether the individual meets the NASDAQ listing standards independence requirements;

•	the individual’s past attendance to board and committee meetings and contributions to board and committee activities (if the individual is a director up for reelection); and

•

the individual’s qualifications in the context of our Board of Directors as a whole, in order to determine whether such individual would help our Board of Directors best serve the interests of us and our stockholders.

The Nominating Committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the Nominating Committee, c/o Corporate Secretary of the Company and should include the following information: (i) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (ii) the name(s) and address(es) of the stockholder(s) making the nomination and the number of shares of our common stock which are owned beneficially and of record by such stockholder(s); and (iii) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in our Bylaws and under the caption “Stockholder Proposals for 2010 Annual Meeting.”

Shareholder Communications with Board of Directors

Any stockholder desiring to communicate with our Board of Directors or with any director regarding the Company may write to Virage Logic Corporation, 47100 Bayside Parkway, Fremont, California 94538, Attention: Corporate Secretary. Such communications will be forwarded to our Board of Directors, the individual director or applicable committee of our Board of Directors as appropriate. In addition, any stockholder, employee or other person may anonymously and confidentially report complaints or concerns related to accounting, internal accounting controls or auditing to the Audit Committee by submitting such information at http://www.ethicspoint.com. Any such reports that are received will be forwarded to the Chairman of the Audit Committee and the Chairman of our Board of Directors.

Members of the Board of Directors

Our Board of Directors is currently divided into three classes of directors. Directors hold office for staggered terms of three years or until their successors are duly elected and qualified, or until the earlier of their death, resignation or removal. One of the three classes is elected each year to succeed the directors whose terms are expiring. Class III Directors will be elected at the annual meeting to serve for terms expiring at the annual meeting in the year 2012. The Class I Directors’ terms will expire in 2010. The Class II Directors’ terms will expire in 2011.

Our Board of Directors currently consists of six directors, divided into three classes. At each annual meeting, the stockholders elect the number of directors in the class whose term is expiring at that annual meeting to a three-year term (currently two directors in each class).

This year, however, Michael Stark, a Class II director whose term expires at the annual meeting to be held in 2011, has provided us with notice that he will resign from our Board of Directors concurrent with the 2009 annual meeting. In contemplation of Mr. Stark’s resignation, effective as of the date of the 2009 annual meeting, our Board of Directors will reduce its size from six directors to five directors, and accordingly Classes I and III will each consist of two directors and Class II will consist of one director.

The Nominating Committee has recommended, and the independent members of our Board of Directors have nominated, Alexander Shubat (currently our President and Chief Executive Officer) and Michael L. Hackworth, both of whom are currently Class III directors, for election to our Board of Directors as Class III directors for three year terms. If these individuals are elected as proposed, our Board of Directors after the annual meeting will consist of two Class III directors whose terms will expire upon the annual meeting in 2012, two Class I directors whose terms will expire upon the annual meeting in 2010 and one Class II director whose term will expire upon the annual meeting in 2011.

The names of the directors and their business experiences are set forth below:

Name	Age	Class of Directors	Term Expires on the Annual Meeting	Business Experience
J. Daniel McCranie	65	Class I	2010	Mr. McCranie has served as our Executive Chairman since October 2008. Previously, Mr. McCranie was our President and Chief Executive Officer from January 2007 to October 2008, our Executive Chairman from March 2006 to January 2007, and our Chairman of the Board of Directors from August 2003 to March 2006. Before joining the Company, Mr. McCranie was Vice President of Sales and Marketing for Cypress Semiconductor from September 1993 to February 2001. Mr. McCranie was Chairman, President and Chief Executive Officer of SEEQ Technology from February 1986 to September 1993. Mr. McCranie has served as Chairman of the Board of Directors of ON Semiconductor Corp. since November 2001, and as a member of the Boards of Directors of Actel Company, Cypress Semiconductor, Xicor Corporation, ASAT Ltd., and California Micro Devices. Mr. McCranie holds a B.S. in Electrical Engineering from Virginia Polytechnic Institute.

Robert H. Smith	71	Class I	2010	Mr. Smith has served as a member of our Board of Directors since August 2003. Mr. Smith held a number of positions at Novellus Systems, Inc., including Executive Vice President, Finance & Administration and Chief Financial Officer from October 1996 to January 2002 and Executive Vice President of Administration from January 2002 to August 2002. Previously, Mr. Smith held a number of executive positions in operations, finance and administration with such companies as Memorex Corporation, Control Data Corporation, R.R. Donnelley & Sons Company, and Maxwell Graphics. Currently, Mr. Smith serves as a member of the Boards of Directors of Cirrus Logic, Inc., PLX Technology Inc., ON Semiconductor Corp., and Epicor Software Corp. Mr. Smith holds a B.S. in Business Administration from Oklahoma City University.

Cathal Phelan	45	Class II	2011	Mr. Phelan has served as a member of our Board of Directors since March 2006. Mr. Phelan has served as Chief Technical Officer of Cypress Semiconductor Corporation since September 2008. For the three years prior to joining Cypress Semiconductor Corporation, Mr. Phelan was Chief Executive Officer and President at Ubicom, Inc., a leading provider of wireless communication processors and software platforms targeted for the media over the home network market. Before

Name	Age	Class of Directors	Term Expires on the Annual Meeting	Business Experience
				joining Ubicom Inc., Mr. Phelan held various management and engineering positions over a 15-year period at Cypress Semiconductor Corporation, including five years as General Manager and Executive Vice President of the personal communications divisions where he focused on USB and wireless USB devices. Prior to his tenure at Cypress Semiconductor Corporation, Mr. Phelan worked for six years at the Philips Research Laboratories in Eindhoven, Netherlands in the Advanced Memory Design Center, focusing on innovative memory architecture and design. Mr. Phelan graduated from the Engineering School of Trinity College at the University of Dublin in Ireland. He received a B.S. in micro-electronic engineering, a B.S. in mathematics and a M.S. in micro-electronic engineering.

Michael L. Hackworth	67	Class III	2009	Mr. Hackworth has served as a member of our Board since March 2000 and as a Director of Epicor Software Corporate since November 2007. Since 1997, he has also served as Chairman of the Board of Cirrus Logic, a supplier of analog circuits and advanced mixed-signal chip solutions. He served as Cirrus Logic’s President and Chief Executive Officer from January 1985 to June 1998, and continued to serve as its Chief Executive Officer until February 1999. Mr. Hackworth holds a B.S. in Engineering from University of Santa Clara.

Alexander Shubat	47	Class III	2009	Dr. Shubat co-founded Virage Logic and has served as President and Chief Executive Officer since October 2008 and a member of our Board of Directors since January 1996. Previously, Dr. Shubat was Chief Operating Officer from April 2008 to October 2008 and Vice President of Research and Development and Chief Technical Officer from January 1996 to April 2008. Before co-founding Virage Logic, Dr. Shubat was a Director of Engineering at Waferscale Integration from November 1985 to December 1995, where he managed various groups including design, application-specific integrated circuit and high-speed memory. Dr. Subat holds more than 20 patents and has contributed to more than 25 publications. Dr. Shubat holds a B.S. and an M.S. in Electrical Engineering from the University of Toronto, Canada, a Ph.D. in Electrical Engineering from Santa Clara University, and an executive MBA from Stanford University.

There are no family relationships among any of our directors or executive officers.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee exists entirely of independent directors. None of the members of the Compensation Committee is a current or former employee of the Company or was a related person in a transaction required to be disclosed under the caption “Certain Relationships and Related Transactions.” No interlocking relationship exists or, in the past fiscal year, has existed, between any member of our Compensation Committee and any member of any other company’s board of directors or compensation committee.

PROPOSAL 1 — ELECTION OF DIRECTORS

At the annual meeting, our stockholders will vote on the election of two Class III directors to serve for a term of three years until the annual meeting of stockholders in 2012, and until their successors are elected and qualified. The Nominating and Corporate Governance Committee has unanimously recommended to our Board of Directors for nomination and our Board of Directors has unanimously nominated Alexander Shubat and Michael L. Hackworth as Class III directors for election to our Board of Directors. The nominees have indicated that they are willing and able to continue to serve as directors. If Mr. Shubat or Mr. Hackworth becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person(s) as designated by our Board of Directors.

The Class III directors will be elected by the highest number of votes cast, in person or by proxy, at the annual meeting.

Our Board of Directors recommends a vote “for” the election of Alexander Shubat and Michael L. Hackworth as Class III directors.

PROPOSAL 2 — APPROVAL OF AMENDMENT TO THE VIRAGE LOGIC CORPORATION 2002 EQUITY INCENTIVE PLAN

At the annual meeting, our stockholders will be asked to approve the amendment of the Plan to increase the number of shares of common stock issuable under the Plan by an additional 1,000,000 shares. The Plan was adopted by our Board of Directors in December 2001 and became effective on February 8, 2002 after approval by the stockholders at the 2002 annual meeting. The Plan was amended in (i) January 2003 to increase the number of shares of common stock authorized for issuance under the Plan by 950,000 shares , (ii) December 2003 to increase the number of shares of common stock authorized for issuance under the Plan by 1,050,000 shares and (iii) December 2004 to increase the number of shares of common stock issuable under the Plan by 1,000,000 shares, to restrict us from granting stock options at an exercise price that is lower than the fair market value and to require the approval of our stockholders for any repricing of outstanding awards under and for any material amendment to the Plan. These amendments were approved by our stockholders at the 2003 annual meeting, the 2004 annual meeting and the 2005 annual meeting, respectively. Additionally, our Board of Directors amended the Plan on May 28, 2008 to incorporate certain clarifying amendments and to take into account the effect of the adoption of Section 409A of the Internal Revenue Code.

As of December 31, 2008, 4,119,117 shares of our common stock were reserved for issuance under the Plan that are subject to awards that are currently outstanding under the Plan, and of such number only 265,309 shares of our common stock presently remain available for future grant under the Plan.

In January 2008, our Board of Directors approved an amendment to the Plan, subject to stockholder approval, to increase the aggregate number of shares of common stock issuable under the Plan by 1,000,000 shares to a total of 6,100,000 shares. Our Board of Directors adopted this amendment because it believes that additional shares are necessary to increase the diminished reserve of shares issuable under the Plan to allow us to:

•	attract and incentive new employees and executives;

•	further the goal of retaining and motivating existing personnel;

•	compensate our current and new employees in part with equity in order to conserve our cash resources as conditions in the semiconductor industry decline; and

•	better align our employees’ compensation interests with both their individual and our corporate performance.

Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal. Broker non-votes, if any, will have no effect on the outcome of the vote on this proposal. Abstentions will have the effect of a vote against the proposal.

Our Board of Directors recommends a vote “for” the approval of the amendment to the Plan.

Summary of the Plan

The following description summarizes the material terms of the Plan. This description is merely a summary and does not purport to be complete. This summary is subject to, and is qualified in its entirety by reference to, the Plan, which is attached to this proxy statement as Appendix A.

Purpose of the Plan

The purpose of the Plan is to enhance the growth of our long-term stockholder value by offering opportunities to eligible individuals to participate in the increase in the value of our equity.

Awards and Number of Shares

The Plan permits the granting of incentive stock options, nonstatutory stock options, restricted stock awards, restricted stock units, stock appreciation rights (including stock-settled stock appreciation rights) and cash awards, each of which is referred to as an award. At present, the maximum number of shares of our common stock issuable under the Plan is 5,100,000 shares. Subject to stockholder approval at the annual meeting, the maximum number of shares of our common stock issuable under the Plan will be increased to 6,100,000 shares.

Administration

The Plan is administered by a committee composed of members of and appointed by our board of directors, which we refer to in this section as the committee. The committee has delegated to our chief executive officer, who we refer to in this situation as the administrator, the authority to grant awards to non-executive level employees in accordance with guidelines established by the committee. Only our Board of Directors or the committee may approve grants of awards to our executive officers, although the administrator may grant awards to non-executive level employees in accordance with guidelines established by our Board of Directors or the committee. Subject to the other provisions of the Plan, our Board of Directors, the committee or the administrator has the authority to determine the terms, conditions and restrictions of awards granted under the Plan, including the type of award, the number of shares subject to each award, which individuals will receive awards and the time at which awards are granted, and make all other determinations it deems necessary or advisable for the administration of the Plan.

Term

The Plan was adopted by our Board of Directors on December 5, 2001 and was effective as of February 8, 2002, the date on which the Plan was adopted by our stockholders. Our stockholders approved amendments to the Plan on February 25, 2003, February 24, 2004, March 1, 2005 and March 17, 2006, as described above.

Additionally, our Board of Directors further amended the Plan on May 28, 2008, as described above. The Plan has no set term, however our Board of Directors may terminate the Plan as described below.

Eligibility

All employees, including officers, directors and consultants of our Company or any of our affiliates, including prospective employees, directors and consultants conditioned on the beginning of their service with our Company or any of our affiliates, are eligible to receive awards under the Plan. However, nonstatutory stock options and stock appreciation rights may be granted only to current or prospective employees, directors and consultants of us or any of our “subsidiary corporations” as defined in Section 424 of the Internal Revenue Code. In addition, incentive stock options may be granted only to current employees of our Company or any of our subsidiary corporations.

Terms and Conditions of Awards

Each award granted under the Plan is evidenced by a written agreement between us and the participant and is in a form and pursuant to the terms and conditions set forth by our Board of Directors, the committee or the administrator, consistent with the terms of the Plan. Each award will be subject to the terms of the Plan and the award agreement.

Stock Options. An option is the right to purchase shares of our common stock at a specified price, or “exercise” price, regardless of the actual market price of our common stock at the time the option is exercised. The terms and conditions of an option granted pursuant to the Plan are set forth in an option agreement. The exercise price of an option is established by our Board of Directors, the committee or the administrator and must be equal to at least the closing sale price of a share of our common stock on NASDAQ on the date of grant.

Options may be granted for terms up to ten years. Each option will be exercisable on its grant date or in accordance with a vesting schedule related to the grant date, the date upon which the participant’s directorship, employment or consultancy begins or a different date specified in the option agreement as determined by our Board of Directors, the committee or the administrator.

No options are assignable or otherwise transferable by the option holder except by will or by the laws of descent and distribution. However, options may be transferred and exercised in accordance with a qualified domestic relations order.

Subject to adjustments described below, options may not be repriced, replaced, regranted through cancellation or modified without stockholder approval, if the effect of the repricing, replacement, regrant or modification would be to reduce the effective exercise price of the options.

The following additional rules, among others, apply to the grant of incentive stock options under the Plan:

•

options intended to be incentive stock options that are granted to a single individual under all equity compensation plans of us and our affiliates may not vest at a rate of more than $100,000 in fair market value of our common stock, as measured on the grant dates of the options, during any calendar year;

•

any incentive stock option granted to a participant who owns shares of common stock possessing more than 10% of the total combined voting power of all classes of stock of us or any of our affiliates on the date of grant may only have a term up to five years; and

•

the exercise price of an incentive stock option must be at least 110% of the closing sale price of a share of our common stock on NASDAQ on the date of grant if the participant holds at least 10% of the total combined voting power of all classes of stock of us or any of our affiliates on the date of grant.

Stock Appreciation Rights. A stock appreciation right represents the right of a participant to receive from us an amount equal to a percentage determined by our Board of Directors, which may not exceed 100%, of the difference between the closing sale price of a share of our common stock on NASDAQ on the date of grant, or “base” price, and the closing sale price of a share of our common stock on NASDAQ on the date of exercise. The terms and conditions of stock appreciation rights granted pursuant to the Plan will be set forth in a stock appreciation right agreement. Each grant of stock appreciation rights may specify that the amount payable upon exercise of the stock appreciation rights may be paid by us to the participant in cash, in shares of our common stock or in any combination of the two. The grant of stock appreciation rights may also either allow the participant to elect among these alternatives or it may leave this right with our Board of Directors.

In addition, a stock appreciation right agreement may specify that the amount payable upon the exercise of stock appreciation rights may not exceed a maximum amount specified by our Board of Directors on the date of grant, subject to limitations on exercise set forth in the Plan. The agreement may also specify any waiting periods before exercise and permissible exercise dates or periods, and it may condition the exercise of stock appreciation rights upon the achievement of certain objectively determinable performance conditions, provided that any such dates, periods or conditions may not last more than 10 years after the date of grant. These performance conditions may include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity and other financial objectives, objective customer satisfaction indicators and efficiency measures of Virage Logic or an individual business unit of Virage Logic.

Restricted Stock Awards. The grant of a restricted stock award is an immediate transfer of the ownership of shares of our common stock to the participant in consideration of the performance of services. It entitles the participant to voting, dividend and other ownership rights on those shares of our common stock, but these rights are subject to the “substantial risk of forfeiture” (as defined in Section 83 of the Internal Revenue Code) and restrictions on transfer applicable to restricted stock awards. The terms and conditions of restricted stock awards granted pursuant to the Plan will be set forth in restricted stock award agreement. Restricted stock awards that vest upon the passage of time will be subject to a substantial risk of forfeiture for a period to be determined by our Board of Directors on the date of grant or upon the achievement of any performance conditions applicable to such restricted stock awards, provided that this substantial risk of forfeiture may not apply to any restricted stock awards more than 10 years after the date of grant. During the period that the substantial risk of forfeiture applies to the restricted stock awards, the transferability of the shares of our common stock underlying the restricted stock awards will be prohibited or restricted in the manner and to the extent determined by our Board of Directors on the date of grant and set forth in the restricted stock award agreement, which may include a reverse vesting restriction, as described below.

The restricted stock award agreement may require that any or all dividends or other distributions paid on the shares of our common stock underlying the restricted stock awards during the period such restricted stock awards are subject to restrictions be automatically deferred and reinvested in additional restricted stock awards, which may be subject to the same restrictions as the underlying restricted stock awards. Grants of restricted stock awards may be made without additional consideration or in consideration of a purchase price that is less than the fair market value of a share of our common stock on the date of grant.

Restricted Stock Units. A restricted stock unit is an award under which we promise to deliver shares of our common stock or cash in the future to the participant in consideration of the performance of services, subject to the fulfillment of such conditions, which may include performance conditions, during a restriction period specified by our Board of Directors and set forth in a restricted stock unit agreement. However, this restriction period may not last more than 10 years after the date of grant. The terms and conditions of restricted stock units granted pursuant to the Plan will be set forth in a restricted stock unit agreement.

Grants of restricted stock units may be made without additional consideration or in consideration of a purchase price that is less than the fair market value of a share of our common stock on the date of grant but at least equal to the par value per share. The restricted stock unit agreement will specify the time and manner of payment of the restricted stock units that have been earned. During the restriction period applicable to restricted stock units, the participant will have no right to transfer any rights under such restricted stock units and will have no rights of ownership in the restricted stock units.

Substitute Awards. Our Board of Directors may cause us to grant substitute options, stock appreciation rights, restricted stock awards and restricted stock units in connection with the acquisition by us or any of our affiliates of equity securities of any entity, including by merger, or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by our Board of Directors, such substitute awards will have the same terms and conditions as the awards they replace, except that shares of our common stock will be subject to these substitute awards as opposed to equity securities of the granting entity and will have terms that preclude the substitute awards from qualifying as deferred compensation within the meaning of Section 409A of the Internal Revenue Code and properly reflect the substitution, as determined by our Board of Directors in its sole and absolute discretion.

Cash Awards. Our Board of Directors, the committee or the administrator may grant cash awards, which entitle the recipient to a cash payment upon satisfaction of goals described in the award agreement. Our Board of Directors, the committee or the administration determines the terms, conditions and restrictions of the cash awards, which will be set forth in an award agreement.

Limitations on Exercise. Our Board of Directors, the committee or the administrator may specify in an award agreement a minimum number of shares of our common stock that may be purchased on any exercise of an option or stock appreciation right, provided that such minimum will not prevent a participant from exercising the award for the full number of shares of our common stock for which it is then exercisable.

Termination of Awards

After a participant has ceased to be, with or without any cause or reason, an employee, director or consultant of our Company or any of our affiliates, that participant’s options and stock appreciation rights will be exercisable to the extent they are vested on the date of termination and only during the period ending three months after the termination, but in no event after the expiration date of those options or stock appreciation rights. To the extent the participant does not exercise an option or stock appreciation right by that time, the award will automatically terminate. If the termination of a participant’s employment, directorship or consultancy with our Company or any of our affiliates is for cause, all of that participant’s awards will automatically terminate, all outstanding options and stock appreciation rights will cease to be exercisable at the time of termination and all options and stock appreciation rights exercised after the first event constituting cause may be rescinded by our Board of Directors, the committee or the administrator.

If a participant’s employment, directorship or consultancy with us or any of our affiliates terminates due to death or disability, all options and stock appreciation rights held by that participant, to the extent exercisable at the date of such termination, may be exercised for one year after the date of such termination, but in no event after the expiration date of those options and stock appreciation rights. In the case of termination due to death, the participant’s beneficiary or the executor or administrator of the participant’s estate may exercise his or her options and stock appreciation rights. In the case of termination due to disability, the participant’s guardian or conservator, if one has been appointed, may exercise the participant’s options and stock appreciation rights.

Repurchase Rights

If an option or restricted stock award is subject to reverse vesting, we will have the right, during the three months after the participant’s employment, directorship or consultancy with us or any of our affiliates terminates, to repurchase any or all of the shares of our common stock underlying the option or restricted stock award that remain subject to reverse vesting as of the date of such termination, for a price equal to the lower of (i) the exercise price or purchase price for such shares (minus the amount of any cash dividends paid or payable with respect to the shares underlying restricted stock awards for which the record date precedes the repurchase) and (ii) the fair market value of those shares as of the date of the termination. The repurchase price will be paid in cash or, if the shares were purchased in whole or in part for a promissory note, cancellation of the indebtedness under that note related to the repurchased portion of the applicable award, or a combination of the two. We may assign this right of repurchase.

Adjustments upon Certain Events

Change in Capitalization. In the event of a change in our capitalization, such as a stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off or other similar change to our capital structure (other than a fundamental transaction or change of control described below), our Board of Directors will make an appropriate adjustment to the following:

•	the number of shares of our common stock underlying any options, stock appreciation rights, restricted stock awards and restricted stock units granted under the Plan;

•	the exercise price or base price for any options or stock appreciation rights, respectively, and in the kind of shares covered by those awards;

•	the purchase price for any outstanding restricted stock awards and restricted stock units; and

•	the repurchase price of any options and restricted stock awards that remain subject to any reverse vesting conditions.

Fundamental Company Transaction, Change of Control or Divestiture. If (i) we merge with another entity in a transaction in which we are not the surviving entity or, if as a result of any other transaction or event, other securities are substituted for shares of our common stock or shares of our common stock may no longer be issued, (ii) a change of control of our Company occurs or (iii) we or any of our affiliates sells or otherwise transfers equity securities of any of our affiliates to a person or entity other than us or any of our affiliates, or leases, exchanges or transfers all or any portion of its assets to such person or entity, then our board of directors, in its sole discretion, may take one or more of the following actions:

•	arrange for the substitution of options or other compensatory awards in the form of equity securities other than shares of our common stock in exchange for outstanding awards;

•

accelerate the vesting and termination of outstanding awards, in whole or in part, so that awards that are subject to exercise may be exercised prior to the closing or completion of such transaction or event but then terminate;

•	cancel the awards in exchange for cash payments; or

•

arrange for any of our repurchase rights with respect to shares of our common stock underlying any outstanding awards to apply to the securities issued in substitution for shares of our common stock or terminate repurchase rights on those shares.

Our Board of Directors may take different actions for different awards and different holders of awards.

Transactions that our Board of Directors may deem to be a change of control are:

•

our Company or any of our affiliates is a party to a merger, consolidation, amalgamation or other transaction in which our beneficial stockholders, immediately before such transaction, beneficially own 50% or less of the total combined voting power or value of our Company immediately after such transaction;

•	any person or entity, including a group as defined under the Exchange Act, acquire securities representing 30% or more of the total combined voting power or value of our Company; or

•

as a result of or in connection with a contested election of directors, the persons who were directors of our Company immediately before the election cease to constitute a majority of our board of directors.

Dissolution. If we adopt a plan of dissolution, our board of directors may, in its sole discretion, cause outstanding awards to be fully vested and exercisable before the dissolution is complete, contingent on the completion of the dissolution and may cause any of our repurchase rights on shares of our common stock underlying awards to lapse upon completion of the dissolution. To the extent not exercised before the earlier of the completion of the dissolution or their expiration date, any awards subject to exercise will terminate immediately prior to the completion of the dissolution.

Amendments and Termination

Our Board of Directors may amend, suspend or terminate the Plan at any time. Our Board of Directors may amend the Plan at any time, provided that we must obtain the approval of our stockholders for any material amendment to the Plan as necessary to comply with applicable law, NASDAQ rules or the requirements applicable to the grant of incentive stock options.

No amendment, suspension or termination of the Plan, and no modification of any award, may impair any existing contractual rights of any award holder unless that holder consents to the amendment, suspension, termination or modification. However, no such consent will be required if our Board of Directors, the committee or the administrator determines in its sole and absolute discretion that the amendment, suspension, termination or modification:

•	is required or advisable in order for us, the Plan or the award to satisfy any applicable law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment; or

•	in connection with any change in capitalization or fundamental company transaction, change of control or divestiture.

Registration of Shares Underlying Awards

All of the shares of our common stock issuable upon exercise or vesting of awards have been registered under the Securities Act of 1933, or the Securities Act, on a registration statement on Form S-8 filed with the SEC. Unless you are an employee who is considered our affiliate for purposes of the Securities Act, you will be able to sell the shares issuable upon exercise or vesting of your awards free of any transfer restrictions under applicable U.S. securities laws.

U.S. Federal Income Tax Consequences

The following is a summary of certain of the U.S. federal income tax consequences of various transactions contemplated under the Plan. This discussion is based on the Internal Revenue Code, its legislative history, treasury regulations thereunder and administrative and judicial interpretations as of the date of this proxy statement, all of which are subject to change, possibly on a retroactive basis. This summary does not discuss all of the tax consequences that may be relevant with respect to awards granted under the Plan, nor is it intended to be applicable in all respects to all categories of participants. In addition, this discussion does not describe any state, local or foreign tax consequences or employment tax consequences of any of the transactions under the Plan.

We recommend that you consult with your own tax advisor with respect to the federal, state and local tax consequences of participating in this offer, as the tax consequences to you are dependent on your individual tax situation.

Incentive Stock Options. An option holder generally will not realize taxable income upon the grant of an incentive stock option. In addition, an option holder generally will not realize taxable income upon the exercise of an incentive stock option, although if the option holder is subject to the alternative minimum tax, the exercise of an incentive option will be treated essentially the same as the exercise of a nonstatutory stock option for purposes of the alternative minimum tax. Except in the case of an option holder’s death or disability, if an option is exercised more than three months after the option holder’s termination of employment, the option ceases to be treated as an incentive stock option and is subject to taxation under the rules that apply to nonstatutory stock options.

If an option holder sells the option shares acquired upon exercise of an incentive stock option, the tax consequences of the disposition depend upon whether the disposition is qualifying or disqualifying. The disposition of the option shares is qualifying if it is made more than two years after the date the incentive stock option was granted and more than one year after the date the incentive stock option was exercised. The option holder will recognize a long-term capital gain or loss upon such disposition in an amount equal to the difference between the option exercise price and the amount realized upon such disposition.

If the disposition is not qualifying, which we refer to as a “disqualifying disposition,” the option holder will generally recognize ordinary income in the year of disposition in the amount equal to he excess (if any) of the fair market value of the option shares upon exercise (or, if less, the amount realized on the disposition of the shares) over the option exercise price. Any further gain (or loss) realized by the option holder generally will be taxed as a short-term or long-term capital gain or loss depending on how long the shares are held after exercise.

Nonstatutory Stock Options. An option holder generally will not realize taxable income upon the grant of a nonstatutory stock option. However, when an option holder exercises the option, the difference between the option exercise price and the fair market value of the shares subject to the option on the date of exercise will be ordinary income taxable to the option holder.

Subsequent disposition of the shares acquired upon exercise of the option will be taxed as either short-term or long-term capital gain or loss depending on how long the shares are held after exercise.

Stock Appreciation Rights. A recipient of a stock-settled stock appreciation right generally will not realize taxable income upon the grant of the stock appreciation right. When the stock appreciation right is exercised, the recipient will recognize ordinary income in an amount equal to the fair market value of the shares received upon exercise.

Subsequent disposition of the shares acquired upon exercise of a stock appreciation right will be taxed as either short-term or long-term capital gain or loss depending on how long the shares are held after exercise.

Restricted Stock Awards. A recipient of a restricted stock award will not recognize income upon the receipt of a restricted stock award unless the participant makes an election under Section 83(b) of the Internal Revenue Code within 30 days after the transfer of the shares to the participant. If the recipient makes a Section 83(b) election, the recipient will recognize ordinary income in the year of receipt in an amount equal to the excess of the fair market value of such shares (determined without regard to the restrictions imposed) at the time of transfer over any amount paid by the participant for those shares. If the recipient makes a Section 83(b) election with respect to shares of our common stock that are subsequently forfeited, the participant will not be entitled to deduct any amount previously included in income by reason of such election.

If a recipient does not make a Section 83(b) election, the recipient will recognize ordinary income in the year or years in which the restrictions lapse, in an amount equal to the excess, if any, of the fair market value of such shares on the date the restrictions lapse or are removed over any amount paid by the participant for such shares. If a Section 83(b) election has not been made, any unrestricted dividends received with respect to our common stock subject to restrictions will be treated as additional compensation income and not as dividend income.

Restricted Stock Units. A recipient generally will not realize taxable income upon the grant of a restricted stock unit. A recipient will recognize ordinary income when unrestricted shares subject to the restricted stock units are transferred to that recipient in an amount equal to the fair market value of the shares as of the date of transfer, less any amounts paid for such shares. Subsequent disposition of the shares transferred to the recipient upon vesting in the restricted stock units will be taxed as either short-term or long-term capital gain or loss depending on how long the shares are held after transfer.

Section 409A of the Internal Revenue Code. Section 409A of the Internal Revenue Code imposes strict requirements with respect to the deferral of compensation to a future tax year, including rules governing the timing of any deferral elections and timing of payments of any deferred compensation. Failure to comply with Section 409A will subject the recipient of deferred compensation to excise taxes and potential interest penalties.

Subject to certain requirements, options, stock appreciation rights and restricted stock awards generally are not subject to Section 409A. Section 409A may, however, apply to restricted stock units. It is our intent to structure grants of restricted stock units in a manner that complies with Section 409A.

Tax Consequences to Virage Logic. To the extent an award recipient recognizes ordinary income on an award described above, we will be entitled to a corresponding deduction provided that, among other things, the income is an ordinary and necessary business expense, is not an “excess parachute payment” within the meaning of Section 280G of the Internal Revenue Code and is not disallowed by the $1 million limitation on certain executive compensation under Section 162(m) of the Internal Revenue Code.

Tax Withholding. At the time you recognize ordinary income, we will have an income and employment tax (for example, FICA) withholding obligation with respect to that income, much like the obligation that arises when we pay you your salary or a bonus. This ordinary income resulting from the payment of cash or transfer of shares upon exercise or vesting of your awards will be reflected on your year-end Form W-2 reported to the Internal Revenue Service. The income tax withholding may be insufficient to cover your final income tax liability with respect to the shares issued to you. You should consult with your own tax advisor to determine whether you should make estimated tax payments for the year in which you recognize ordinary income under your restricted stock award.

Whenever shares of our common stock underlying awards are issued or become free of restrictions, we may require the participant to remit to us an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the participant or us. Methods of payment may include cash, check or wire transfer, as well as other methods of payment that may be permitted by our Board of Directors, the committee or the administrator. We will have no obligation to issue or deliver shares until the participant has satisfied those tax withholding obligations. Our Board of Directors, the committee or the administrator may also permit shares to be withheld to pay the required withholding. Whenever payment in satisfaction of awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

PROPOSAL 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR

At the annual meeting, the stockholders will vote to ratify the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditor for the fiscal year ending September 30, 2009. Representatives of Burr, Pilger & Mayer LLP are expected to be present at the annual meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The affirmative vote of a majority of shares present in person or by proxy at the annual meeting is required for approval of this proposal.

Stockholder ratification of the selection of Burr, Pilger & Mayer LLP as our independent registered public accounting firm is not required by our Bylaws or otherwise. Nonetheless, the Audit Committee is submitting the selection of Burr, Pilger & Mayer LLP to the stockholders for ratification as a matter of good corporate practice and because the Audit Committee values stockholders’ views of our independent auditors. Notwithstanding the ratification of the selection, the Audit Committee, in its discretion, may appoint a different independent registered public accounting firm at any time during the year if it determines that such an appointment would be in our best interest and the best interest of our stockholders.

Required Vote

The affirmative vote of a majority of the votes duly cast is required to approve this proposal. Abstentions and broker non-votes are not treated as votes cast and, therefore, will have no effect on this proposal.

The Audit Committee and our Board of Directors recommend a vote “for” approval of the appointment of Burr, Pilger & Mayer LLP as the Company’s independent auditor for fiscal year ending September 30, 2009.

Audit and Non-Audit Fees

Burr, Pilger & Mayer LLP Fees for Fiscal 2008 and 2007

The following table sets forth fees for professional audit services rendered by Burr, Pilger & Mayer LLP for the audit of the Company’s annual financial statements for the years ended September 30, 2008 and 2007 and fees billed for other services rendered by Burr, Pilger & Mayer LLP for each of fiscal 2008 and 2007.

Service: Type of Fee	Fiscal 2008	Fiscal 2007
Audit Fees (1)	$652,397	$614,208
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees (2)	—	$73,400
Total	$652,397	$687,608

(1)	Audit Fees consist of fees billed for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Burr, Pilger & Mayer LLP in connection with statutory and regulatory filings or engagements.
(2)	All Other Fees consist of fees for audit services related to acquisitions by the Company.

Policy on Audit Committee Pre-Approval of Audit and Non-Audit Services of Independent Auditor. The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The independent auditor and our management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. All of the fees paid to the independent auditor under the category “All Other Fees” described above were approved by the Audit Committee pursuant to this pre-approval policy.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

Our compensation programs are overseen and administered by the Compensation Committee of our Board of Directors, which we refer to in this section as the Committee. The Committee is responsible for monitoring, annually reviewing and approving corporate and individual goals and objectives relevant to our compensation programs for our named executive officers, including our President and Chief Executive Officer, and compensation programs for our outside directors.

The executive compensation plans and practices of our company are designed to help us:

•

Attract and retain highly qualified executives by offering a total compensation package that is competitive with those offered to similarly situated executives serving at comparable companies in the semiconductor industry.

•

Motivate our executive officers to achieve our business objectives through the use of a short-term equity incentive compensation plan based on objectives that link incentive compensation with our financial and business performance. In general, the Committee believes that our achievement of acceptable and expected corporate results and performance should be a precursor to our executives’ achievement of targeted levels of compensation, particularly with respect to discretionary payments of variable pay and long-term incentives.

•

Pay for performance, so that a portion of each executive’s compensation will be tied to his or her individual performance, both to promote goal-oriented performance and to reward individual contributions to our short-term and long-term business performance.

•

Align the compensation interests of our executive officers with the long-term investment interests of our shareholders by compensating our executives with equity awards and incentive compensation dependent upon our performance.

Compensation Consultant and Peer Group

In November 2007, the Committee again engaged Meyercord & Associates to review and make recommendations during fiscal 2008 with respect to the competitiveness and design of our outside director compensation and our use of equity compensation as part of our executive compensation program. In addition to one of its representatives attending the meetings of the Committee, Meyercord & Associates assisted our Board of Directors with two projects primarily related to benchmarking the compensation of our Chief Executive Officer and Chief Operating Officer, as further described below.

At the Committee’s request, for 2007, Meyercord & Associates identified a peer group of our market competitors in the semiconductor and electronic sectors of the technology field comparable in size to us based on revenue and market capitalization to which the Committee may look in order to evaluate the range of market compensation offered by similarly situated companies in our industry. This group of companies, which we refer to as our peer group, consists of: Catalyst Semiconductor; Centellium; Cogent; ESS Technology; Exar; Hi/fn, Inc.; Leadis Technology; Magma Design Automation; Microtune; MIPS Technology; PDF Solutions; Pericom Semiconductor; Phoenix Technologies; PLX Technologies; SCM Microsystems; Sirenza Micro Devices; Synplicity; Tessera Technologies; Volterra Semiconductor; and Zilog. With the assistance of Meyercord & Associates, for fiscal 2008, the Committee re-examined the peer group and determined that the peer group remained appropriate as an accurate reflection of the range of market compensation offered by similarly situated companies in our industry, except that Catalyst Semiconductor and Sirenza Micro Devices were removed from the peer group because each of these companies was acquired by another company during 2008.

Compensation Process and Benchmarking

In making its compensation decisions, the Committee works with Meyercord & Associates to review and consider externally prepared compensation surveys (including the Radford Survey) and peer group compensation data in order to best understand the range of market compensation offered by our peer group. In considering all of this information, the Committee gives the greatest weight to compensation data gathered for our market competitors in the semiconductor and electronic sectors of the technology field.

In order to best achieve our compensation philosophy and objectives, the Committee’s initial goal each year is to establish a total compensation package for each of our named executive officers that is benchmarked at the 50th percentile of both (i) the Radford Survey for public companies in similar regions with similar industries and numbers of employees as us and (ii) our peer group. The Committee benchmarks against the Radford Survey and our peer group because the Committee believes that the Radford Survey is the survey that most closely tracks the compensation practice, and our peer group consists of the companies with whom we compete for executive talent.

Benchmarking total compensation against the Radford Survey and our peer group, however, is not the determinative factor in our compensation process. Instead, in determining final compensation packages for each named executive officer, including the specific amounts paid to each named executive officer for each element of compensation, the Committee takes into consideration the proposed compensation package as a whole and each element individually, as well as the named executive officer’s past contributions and future expected contributions to our business. In this manner, the Committee’s compensation decisions are its own, and may reflect factors and considerations other than the information and recommendations provided by our management and Meyercord & Associates if and when the Committee uses its discretion to adjust total compensation packages either above or below the initial benchmarks.

We believe that the process used by the Committee is and will continue to be effective in helping us achieve the objectives of the compensation program. We also strongly believe that engaging and retaining the best talent for critical functions may in some cases involve specific negotiations with individual executives who have compensation packages in place with other employers or potential employers. In order to enable us to hire and retain talented executives, the Committee may determine that it is in our best interests to negotiate packages that may deviate from our standard practices in setting the compensation for our named executive officers when such deviation is deemed necessary due to competitive or other market forces.

Role of Management in Compensation Process

The Committee or our Board of Directors, upon recommendation of the Committee, makes all compensation decisions related to our named executive officers. For 2008, the compensation for our former Chief Executive Officer and our current Chief Executive Officer was established by the independent members of our Board of Directors. However, our President and Chief Executive Officer and Chief Operating Officer have regularly provided information and recommendations to the Committee about the performance of our executives, including the executives’ achievement with respect to special projects in which such executives participated and the executives’ performance related to their quarterly performance goals under our MBO plan adopted under the Plan as described below, appropriate levels and components of compensation, including equity grants, and the targets for individual performance or other goals for our annual incentive and other bonus plans, as well as such other information as the Committee may request. When providing information and recommendations to the Committee, these officers base their assessments primarily on each executive’s achievement of his or her quarterly performance goals and any special projects performed by each executive. The Chief Executive Officer generally does not provide information or recommendations to the Committee with respect to his own compensation. As discussed below, however, in conjunction with our restructuring plans, our Chief Executive Officer recommended that none of the named executive officers receive an increase in base salary for 2009. See “— Analysis of 2008 Executive Compensation — Base Salary.”

Summary of Primary Elements of Executive Compensation

For 2008, our executive compensation program was comprised of the following primary elements:

•	Base salary;

•	Quarterly performance-based equity incentive compensation;

•	Long-term equity compensation;

•	Change in control severance benefits; and

•	Health and welfare benefits.

As a general matter, we do not provide any perquisites to our named executive officers.

Analysis of 2008 Executive Compensation

Base Salary. We pay base salary with the goal of attracting executives and adequately compensating and rewarding them on a day-to-day basis for both the time spent and services performed on our behalf and the skills and experience they bring to us. None of our named executive officers has an employment agreement or other contractual rights to receive a fixed base salary. Instead, our Committee determines base salaries initially by considering each named executive officer’s base salary relative to the 50th percentile of the Radford Survey and our peer group, as described above. Once the initial benchmark has been determined, the Committee considers both qualitative factors (such as experience, level of contribution, potential impact on company performance and relative internal pay) and quantitative factors relating to corporate and individual performance in determining whether to adjust base salaries above or below the initial benchmark amount. The weight given to each of these factors differs for each individual, as the Committee deems appropriate, and the Committee does not have a practice of giving raises to our named executive officers each year.

For fiscal 2008, the Committee determined that none of J. Daniel McCranie, Alexander Shubat, Christine Russell, Branimir Buric and Pedro Rodriguez would receive an increase in base salary from his or her 2007 base salary. The Committee made this decision because the base salary of each of these executive officers still remained competitive compared to their industry peers. For fiscal 2009, our Chief Executive Officer, in conjunction with our restructuring plans, recommended that no named executive officer would receive an increase in base salary from his or her 2008 base salary due primarily to current declining conditions in the semiconductor industry and our financial situation. Please see the 2008 Summary Compensation Table for more information on the base salaries of our named executive officers for the past two fiscal years.

Quarterly Equity Incentive Compensation. For 2007, we established a profit sharing plan under which our employees, including the named executive officers, could earn annual cash incentive payments based on our achievement of company performance objectives. In October 2007, the Committee approved our 2008 Executive MBO (management by objectives) Bonus Plan effective as of October 1, 2007, which is a quarterly equity incentive plan. We refer to this plan as our MBO plan. The Committee determined that, for 2008, quarterly equity incentive compensation would be paid in lieu of annual cash incentive payments under the profit sharing plan in order to conserve our cash resources, to provide our management with a further equity stake in our company and to better help align our management’s compensation interests and performance with our corporate success. We designed the MBO plan to lead to increased stockholder value and the success of our company by motivating key employees to perform to the best of their abilities to achieve or exceed individual and corporate objectives, and to reward achievement of our short-term and long-term business goals as established under our MBO plan. Quarterly equity incentive awards under the MBO plan are also geared toward helping us retain key executive talent. No named executive officer was eligible for an annual cash incentive payment for 2008, and therefore the profit sharing plan was not an element of our named executive officers’ compensation for 2008.

Participants in the MBO plan are eligible to earn restricted stock unit awards on a quarterly basis based upon the achievement of certain measurable or qualitative performance goals and objectives relating to our company and each individual participant. The Committee establishes a target number of restricted stock units that each named executive officer may receive for the fiscal year if all individual and company performance goals and objectives are met during the fiscal year. These targeted restricted stock unit amounts, which we refer to as the target MBO opportunity, have monetary values based on a percentage of each named executive officer’s base salary. Following the end of each quarterly performance period, the Committee determines the extent to which the performance goals and objectives were met for that quarter. Based on this assessment, eligible participants in the MBO plan earn a percentage of the restricted stock units designated for them as determined by the Committee in its discretion after considering the participant’s quarterly performance and also achievement of corporate objectives. Following each fiscal quarter, 50% of any quarterly restricted stock units earned during the quarter are granted to the named executive officer and immediately vest, and the remaining 50% of the earned restricted stock units is held by us pending the end of the fiscal year. Participants will receive the held-back restricted stock units only if we meet our annual fiscal year revenue and earnings per share targets, in which case such restricted stock units will vest 30 days following the fiscal year end. For 2008, the target MBO opportunities were established as follows:

Named Executive Officer	Target MBO Opportunity
J. Daniel McCranie	14,000

Alexander Shubat	14,000

Christine Russell	10,000

Branimir Buric	8,000

Pedro Rodriguez	10,000

In terms of the MBO plan’s performance metrics, for 2008, the Committee established a number of qualitative corporate goals and quarterly individual executive officer sub-goals related to the overarching corporate goals. The Committee determined that the primary business objectives for 2008 were to achieve revenue growth and earnings growth in line with our annual operating plan. For fiscal 2008, our top-five corporate goals were to: build our reputation as a trusted IP partner in the semiconductor industry; achieve first-to-market status with next generation products; broaden our product portfolio; create a strong demand creation capability; and enhance stockholder value. In addition, a quarterly revenue goal, profit goal and maintenance of an employee voluntary turnover percentage, all aligned with fiscal 2008 targets, were three mandatory goals that each executive officer carried as part of his or her performance goals and objectives. Each named executive officer’s MBO plan goals were weighted based on their importance to our success. The performance goals that our Chief Executive Officer and President were required to complete during our 2008 fiscal year focused on sales bookings, merger and acquisition activity, and enhancement of current technology and delivery of new technology. In addition, all of the named executive officers had revenue and earnings per share goals. The Committee selected these goals as it believes they are most closely correlated to growth in stockholder value.

After each quarter and the end of the fiscal year 2008, the Committee reviewed whether the MBO plan individual and corporate performance goals and objectives were met with respect to each of these periods. As a result of this review, the named executive officers received the following aggregate amounts of restricted stock units for 2008 under the MBO plan:

Named Executive Officer	MBO Plan Restricted Stock Units
J. Daniel McCranie	1,367

Alexander Shubat	1,796

Christine Russell	1,376

Branimir Buric	649

Pedro Rodriguez	246

Each of these named executive officers achieved a portion of their sub-goals related to the overarching corporate goals in each of the first quarter and second quarter of fiscal year 2008; however neither third quarter individual nor the corporate performance targets were achieved in fiscal year 2008 and therefore no held-back restricted stock units were awarded at the end of the fiscal year under the MBO Plan. Because we did not reach our corporate targets under the MBO plan for 2008, the MBO plan was not a material part of our named executive officers’ compensation for 2008, but we currently expect that the MBO plan will be a material part of our named executive officers’ compensation for 2009.

For 2009, payouts of quarterly equity incentive compensation earned upon achievement of MBOs are contingent upon our achievement of at least 80% of the annual revenue level set forth in our annual operating plan as approved by our Board of Directors, or the AOP, and at least 80% of the annual non-GAAP earnings per share set forth in the AOP, which we refer to together as the financial thresholds. At this point, we do not know if we will actually achieve the financial thresholds established for the MBO plan for fiscal year 2009, especially given that we did not achieve the pre-established corporate goals for fiscal year 2008, which was the first year for the current model of the MBO plan. The Committee, however, has chosen these particular goals because it believes the financial thresholds are challenging but attainable.

Long-Term Equity Incentive Compensation. We believe that, in addition to short-term incentive equity awards, service-based equity awards are also an essential component of executive compensation and help align our named executive officers’ compensation interests with the long-term investment interests of our stockholders. We target long-term equity incentive awards for our named executive officers at the 60th to 70th percentile, and at the 50th to 60th percentile for all other employees, based on the Radford Survey, as described above. Long-term equity incentive compensation is a significant component of our compensation program, and therefore the Committee believed it was appropriate to choose percentiles above the median percentile of the benchmarking data. Equity awards are generally subject to multiple-year vesting provisions to encourage executive officers to remain in our employ and to align their interests with the long-term interests of stockholders during the vesting period.

The Committee reviews the outstanding equity holdings of our named executive officers before making additional grants to the named executive officers, including the number of shares that continue to be subject to vesting provisions under prior grants. This review helps the Committee determine the size of the annual service-based equity grants to be made to each of the named executive officers. In addition, the Committee takes into account such factors as:

•	the named executive officer’s responsibility level;

•	a comparison of awards made to individuals in similar positions at our peer group companies listed above and at companies included in public surveys reviewed by the Committee;

•	our long-term objectives for maintaining and expanding technological leadership through product development and growth;

•	our expected performance;

•	individual performance, including a consideration of each individual’s future role with us and his or her responsibilities within our company; and

•	individual contributions to corporate performance during the fiscal year.

Since 2006, we have delivered equity awards to our named executive officers in the form of stock-settled stock appreciation rights and, more recently, restricted stock units. The Committee chose to use stock-settled stock appreciation rights rather than stock options given the lower dilution impact upon exercise, and restricted stock units rather than stock options as full-value awards in certain circumstances in order to create immediate and direct monetary value for the named executive officers.

For 2008, we granted service-based stock-settled stock appreciation rights with an exercise price per share equal to the closing market price of our common stock on the date of grant. Stock-settled stock appreciation rights granted to our named executive officers typically vest over a four-year period, with an initial one-year cliff vest and monthly vesting thereafter on a ratable basis. We granted service-based restricted stock units and restricted stock units under our MBO plan. Restricted stock units, when awarded to our named executive officers, are generally calibrated to consist of approximately 1/3rd the number of shares as comparable stock-settled stock appreciation rights awards, which results in the lower usage of shares under the Plan. Restricted stock units also typically vest annually over a four-year period. We believe this four-year vesting period encourages our named executive officers to remain in our employ and also focuses the named executive officers on the long-term performance of our company for the benefit of both themselves and our stockholders. We believe the four-year vesting period, together with annual grants expected to be made in successive years, will help us achieve our compensation objectives while striking an appropriate balance among the interests of our company, our stockholders and the individual named executive officers in terms of the retention, value creation and compensatory aspects of these equity awards.

For 2008, we granted the following service-based stock-settled stock appreciation rights to the named executive officers: 60,000 stock-settled stock appreciation rights to Alexander Shubat, 25,000 stock-settled stock appreciation rights to Christine Russell and 25,000 stock-settled stock appreciation rights to Pedro Rodriguez. Neither J. Daniel McCranie nor Branimir Buric received any service-based stock-settled stock appreciation rights as an incentive award in fiscal 2008. In determining the size of the annual service-based equity award granted to each named executive officer during fiscal 2008, the Committee considered peer group compensation data and other compensation data reviewed by Meyercord and Associates, as described above. Please see the 2008 Grants of Plan-Based Awards Table below for more information on the size of the 2008 awards and the grant-date fair value of these awards as determined under SFAS No. 123(R) for purposes of our financial statements.

In June 2008, we completed a tender offer announced in May to exchange any or all outstanding stock options and stock-settled stock appreciation rights held by eligible employees for restricted stock units. The exchange program was open to all eligible employees in the United States and United Kingdom that were employed as of the announcement of the exchange offer and remained employed through the closing. No other employees based outside of the United States and the United Kingdom were eligible to participate in the offer. In addition, the members of our Board of Directors and our Chief Executive Officer, Chief Financial Officer and Chief Operating Officer were not eligible to participate in the exchange. For more information about the participation of one of our named executive officers in this tender offer, please see the 2008 Grants of Plan-Based Awards Table below.

Change in Control Severance Benefits. We currently have change in control severance agreements with each of Messrs. McCranie, Shubat, Sereda and Buric and Ms. Russell. Although we initially provided these benefits as a means of remaining competitive with our peers for the attraction and retention of executive talent, we also believe that offering these benefits could help focus the specified named executive officers on stockholder interests when considering strategic alternatives. The agreements with Messrs. McCranie, Shubat, Sereda and Buric and Ms. Russell provide that in the event the named executive officer is terminated other than for cause or good reason, during a period of 12 months following a change in control or 30 days prior to a change in control, the named executive officer will receive an acceleration and full vesting of an aggregate of 50% of the unvested shares or other securities covered by each equity incentive award held by the named executive officer, extension of the exercise period for option awards by an additional 90 days and a lump sum cash payment of any accrued and unpaid salary through the date of termination and any bonuses earned for any completed performance period. For more information about these arrangements and provisions, see “Executive Compensation — Potential Payments Upon Termination or Change in Control” below. We believe accelerated equity incentive vesting, in connection with a change in control and involuntary termination of employment following a change in control is appropriate because of our concerns regarding assuring the continued service of its key executive officers notwithstanding a potential change in control transaction and to provide a degree of employment security to the named executive officers. Given the uncertainty regarding the continued employment of named executive officers that typically occurs in a change in control situation, coupled with the importance of long-term equity awards in our executive compensation program, we believe that this vesting protection helps us assure the named executive officers that they will not lose the expected value of their equity awards because of a change in control.

Health and Welfare Benefits. Our named executive officers are eligible to participate in benefit programs designed for all of our company’s full-time employees. These programs include a 401(k) savings plan and medical, dental, disability and life insurance programs. Our 401(k) plan is a qualified employee contributory plan with no employer-matching feature.

Other Arrangements. As described above, in order to hire and retain talented executives, the Committee may determine that it is in our best interests to negotiate compensation arrangements that deviate from our standard practices when such deviation is deemed necessary due to competitive or other market forces. For 2008, the Committee negotiated and agreed to a one-time sign-on bonus of $15,000 and sign-on grants of service-based restricted stock units with respect to 40,000 shares of our common stock and stock-settled stock appreciation rights with respect to 100,000 shares of our common stock for Mr. Sereda in connection with the commencement of his employment with us in September 2008. The Committee also negotiated and agreed to one-time grants of 100,000 restricted stock units to each of Messrs. McCranie and Shubat, and a one-time grant of 30,000 service-based restricted stock units to Mr. Buric. The Committee made this grant to Mr. McCranie in recognition of his continued commitment to the success of our company, and it made this grant to Mr. Shubat in connection with his appointment as our Chief Operating Officer in April 2008. One-half of Mr. McCranie’s award vests on the first anniversary of the date of grant, and the other half of the award will vest upon the achievement of certain corporate performance goals as follows: our reaching a specified revenue level for two consecutive quarters, the recognition of additive value by our company attributable to any acquisitions we make within two quarters of consummation, with such value to be determined in the discretion of our Board of Directors, and earnings per share growth in October 2008. One-half of Mr. Shubat’s award will vest annually over a two-year period commencing with the first anniversary of the date of grant and the other half of the award will vest upon our reaching a specified revenue level for two consecutive quarters within the next two years. The Committee made this grant to Mr. Buric in recognition of his outstanding contributions to our company in 2008 and to incentive his continued service.

As described above, we did not achieve the pre-established corporate goals under the MBO plan during fiscal year 2008 and as a result, no held-back restricted stock units were awarded after the end of fiscal year 2008 under the MBO Plan. However, because of the named executive officers individual contributions to our company’s performance during fiscal year 2008, the Committee awarded the following amounts of restricted stock units to the named executive officers in recognition of these contributions in 2008:

Named Executive Officer	Restricted Stock Units
J. Daniel McCranie	4,367

Alexander Shubat	4,621

Christine Russell	3,894

Branimir Buric	1,963

Please see the 2008 Grants of Plan-Based Awards Table below for more information about these equity awards.

Stock Ownership or Retention Guidelines

We have not adopted stock ownership or equity retention guidelines for our named executive officers. To date, our compensation programs have been significantly weighted in favor of long-term equity incentives. We may consider adopting equity ownership guidelines or retention guidelines in the future if we determine it is appropriate and in the best interests of our stockholders and us.

Tax and Regulatory Considerations

Section 162(m) of the Internal Revenue Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is performance-based compensation within the meaning of the Internal Revenue Code. The Committee’s policy with respect to Section 162(m) is to try and preserve the deductibility of compensation payable to executive officers, although deductibility is only one among a number of factors considered in determining appropriate levels or means of compensation for these officers.

The Committee has determined that stock options and stock-settled stock appreciation rights with an exercise price at least equal to the fair market value of our common stock on the date of grant as well as restricted stock units with performance requirements granted under the Plan will be treated as performance-based compensation.

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is our intention to design and administer our compensation and benefits plans and arrangements for all of our employees, including our named executive officers, so that they are either exempt from, or satisfy the requirements of, Section 409A.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis prepared by management and included in the proxy statement for Virage Logic Corporation’s 2009 Annual Meeting of Stockholders. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement for Virage Logic’s 2009 Annual Meeting of Stockholders and Virage Logic’s Annual Report on Form 10-K for filing with the SEC.

This report is submitted by the Compensation Committee.

Michael L. Hackworth, Chairman Robert H. Smith

EXECUTIVE COMPENSATION

The following tables, footnotes and narratives set forth information for the periods indicated about the compensation paid to or earned by the following individuals, who we refer to as our named executive officers:

•	Mr. J. Daniel McCranie, our former Chief Executive Officer and current Executive Chairman;

•	Mr. Alexander Shubat, our President and Chief Executive Officer;

•	Mr. Brian Sereda, our Vice President of Finance and Chief Financial Officer;

•	Ms. Christine Russell, our former Chief Financial Officer;

•	Branimir Buric, our Executive Vice President for Marketing, who was our only other executive officer serving as of September 30, 2008; and

•

Mr. Pedro Rodriguez, our former Chief Marketing Officer, who would have been one of our other most-highly compensated executive officers but for the fact that he was no longer an executive officer as of September 30, 2008.

2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(2)		Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
J. Daniel McCranie,	2008	300,000	(4)	—		307,354		458,125	(5)	—	—		1,065,479
Executive Chairman (3)	2007	220,577	(6)	—		—		556,673	(6)	—	50,000	(7)	827,250

Alexander Shubat,	2008	216,648		1,946		153,980		112,777		—	—		485,351
President and Chief Executive Officer (8)	2007	216,648		4,986		11,764		154,479		—	—		387,877

Brian Sereda,	2008	11,378	(9)	15,000	(10)	1,590	(11)	1,642	(12)	—	—		29,610
Vice President of Finance and Chief Financial Officer

Christine Russell,	2008	235,008		—		23,706		308,851		—	—		567,565
Executive Vice President, Business Development (13)	2007	235,008		—		—		288,526		—	—		523,534

Branimir Buric,	2008	200,000		—		26,832		63,437		—	4,493	(15)	294,762
Executive Vice President, Marketing (14)

Pedro Rodriguez,	2008	140,224		—		1,648		(30,004)		—	—		111,868
Former Chief Marketing Officer (16)	2007	82,532		25,000		19,483		64,011		—	—		191,026

(1)	For 2008, this column reflects the amounts of compensation cost recognized for fiscal year 2008 for financial statement reporting purposes under SFAS No. 123(R) (disregarding the effect of certain forfeiture assumptions relating to service-based vesting conditions) with respect to restricted stock units awarded in 2008 and in prior years. We describe the assumptions made in determining these values in Note 1 to our Annual Report on Form 10-K for the year ended September 30, 2008.
(2)	For 2008, this column reflects the amounts of compensation cost recognized for fiscal year 2008 for financial statement reporting purposes under SFAS No. 123(R) (disregarding the effect of certain forfeiture assumptions relating to service-based vesting conditions) with respect to stock option awards in prior years and stock-settled stock appreciation rights awards in 2008 and in prior years. We describe the assumptions made in determining these values in Note 1 to our Annual Report on Form 10-K for the year ended September 30, 2008.
(3)	Mr. McCranie currently serves as our Executive Chairman, but formerly served as our President and Chief Executive Officer from January 2007 to September 30, 2008.
(4)	Represents the amount of cash salary Mr. McCranie was entitled to receive for fiscal year 2008. However, in fiscal 2007, Mr. McCranie elected to receive stock-settled stock appreciation rights in lieu of salary for the final quarter of 2007 and all of 2008. These stock-settled stock appreciation rights were granted to Mr. McCranie during 2007.

(5)	Represents the amount of compensation cost recognized in fiscal year 2008 in excess of the amount of salary for 2008 foregone at Mr. McCranie’s election.
(6)	Please note that these amounts differ from the amounts shown in these columns in the 2007 Summary Compensation Table included in our proxy statement for the 2008 annual meeting. The amount in the “Salary” column last year included $111,424 compensation cost recognized in fiscal year 2007 in excess of $75,000 of salary for 2007 foregone at Mr. McCranie’s election. This excess amount is instead included in the “Option Awards” column in this table.
(7)	Represents the amount of compensation Mr. McCranie received during the first quarter of fiscal 2007 for consulting services he provided as our Executive Chairman, prior to becoming our President and Chief Executive Officer in January 2007. This amount was included in the 2007 Director Compensation Table included in our proxy statement for the 2008 annual meeting.
(8)	Dr. Shubat currently serves as our President and Chief Executive Officer, and formerly served as Vice President of Research and Development, Chief Technical Officer, from January 1996 to April 2008 and as Chief Operating Officer from April 2008 to September 30, 2008.
(9)	Represents compensation earned or paid from September 15, 2008 (the date on which Mr. Sereda was appointed Chief Financial Officer and Vice President of Finance) to the end of fiscal year 2008.
(10)	Represents a one-time sign-on bonus.
(11)	Represents a restricted stock units grant for 40,000 shares of our common stock received upon commencement of Mr. Sereda’s employment.
(12)	Represents stock-settled stock appreciation rights grant with respect to 100,000 shares of our common stock received upon commencement of Mr. Sereda’s employment.
(13)	Ms. Russell currently serves as our Executive Vice President, Business Development, and formerly served as our Vice President of Finance and Chief Financial Officer from June 19, 2006 to September 15, 2008.
(14)	Mr. Buric currently serves as our Executive Vice President, Marketing, and formerly served as our Vice President of Product Marketing, Senior Director of Strategic Business Solutions and Senior Director of Business Development and IP Platform Marketing.
(15)	Represents commission payments Mr. Buric received for services performed while serving as our Vice President of Product Marketing, Senior Director of Strategic Business Solutions and Senior Director of Business Development and IP Platform Marketing, before his appointment as our Executive Vice President, Marketing.
(16)	Effective as of April 22, 2008, Mr. Rodriguez resigned from his position as our Chief Marketing Officer.

2008 Grants of Plan-Based Awards Table

Name	Grant Date	Estimated Possible Payouts Under Equity Incentive Plan Awards		All Other Stock Awards: Number of Securities Underlying Options (#)(2)		All Other Options Awards: Number of Securities Underlying Options (#) (3)		Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(4)
		Target (#)(1)
J. Daniel McCranie	10/15/07	14,000	(5)	—		—		—	115,360
	03/07/08	50,000	(6)	50,000	(6)	—		—	663,000
	10/22/08	—		4,367	(7)	—		—	16,376
Alexander Shubat	10/15/07	14,000	(5)	—		—		—	115,360
	11/08/07	—		—		60,000	(9)	9.30	193,760
	05/30/08	50,000	(10)	50,000	(10)	—		—	662,000
	10/22/08	—		4,621	(7)	—		—	17,329
Brian Sereda	09/18/08	—		40,000	(8)	100,000	(9)	4.84	393,160
Christine Russell	10/15/07	10,000	(5)	—		—		—	82,400
	11/08/07	—		—		25,000	(9)	8.45	87,280
	10/22/08	—		3,894	(7)	—		—	14,603
Branimir Buric	10/15/07	8,000	(5)	—		—		—	65,920
	06/30/08	—		6,501	(11)(12)	—		—	46,547
	09/05/08	—		30,000	(8)	—		—	189,900
	10/22/08	—		1,963	(7)	—		—	7,361
Pedro Rodriguez	10/15/07	10,000	(5)	—		—		—	82,400
	11/08/07	—		—		25,000	(9)	8.45	87,280

(1)	This column represents target opportunities for performance-based restricted stock unit awards made during fiscal year 2008. All awards were made under the Plan.
(2)	This column represents service-based restricted stock units awards made during fiscal year 2008. All awards were made under the Plan.
(3)	This column represents stock-settled stock appreciation rights awards made in fiscal year 2008. Each award represents the right to receive the appreciation value of one share of our common stock minus the base price per share, subject to vesting conditions. All awards were made under the Plan.
(4)	For stock-settled stock appreciation rights and restricted stock units, these amounts represent the full grant date fair value of the awards computed in accordance with SFAS No. 123(R). We describe the assumptions made in determining these values in Note 1 to our Annual Report on Form 10-K for the year ended September 30, 2008.
(5)	This represents the target MBO opportunities for fiscal year 2008 if all individual and corporate performance targets were met during the year. For fiscal year 2008, the following aggregate amount of restricted stock units were awarded under the MBO plan:

Named Executive Officer	Restricted Stock Units
J. Daniel McCranie	1,367
Alexander Shubat	1,796
Christine Russell	1,376
Branimir Buric	649
Pedro Rodriguez	246
(6)	One-half of this award of an aggregate of 100,000 restricted stock units vests on the anniversary of the grant and one-half is performance-based and will vest upon achievement of certain performance conditions.
(7)	Represents the restricted stock units granted to reward the named executive officer for his or her individual contributions to our company’s performance during fiscal year 2008.
(8)	This restricted stock units award vests 25% annually over a four-year period commencing with the first anniversary of the date of grant.
(9)	This stock-settled stock appreciation rights award vests 25% annually over a four-year period commencing with the first anniversary of the date of grant.

(10)	One-half of this award of an aggregate of 100,000 restricted stock units vests annually over a two-year period commencing on the anniversary of the date of grant and one-half is performance-based and will vest upon achievement of certain performance conditions.
(11)	This restricted stock units award vests one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant.
(12)	Represents the restricted stock units granted in connection with our employee incentive exchange offer completed in 2008. On May 29, 2008, we announced a tender offer to exchange any or all outstanding options to purchase common stock and stock-settled stock appreciation rights held by certain eligible employees, whether vested or unvested, out-of-the-money or in-the-money, for restricted stock units. The number of restricted stock units received by eligible employees that participated in the exchange offer depended on the exercise price of and the number of shares subject to the options tendered for exchange or the base price of and the number of shares subject to the stock-settled stock appreciation rights that were tendered for exchange, as applicable.

Employment Agreements and Arrangements

Employment Arrangement with J. Daniel McCranie

On January 7, 2007, Mr. McCranie accepted an offer of employment with us. The offer letter provided for Mr. McCranie’s employment as President and Chief Executive Officer at an initial base salary of $300,000. Mr. McCranie was also eligible to participate in our 401(k), medical, dental, vision and life insurance plans. Mr. McCranie’s service as our President and Chief Executive Officer ended in September 2008, at which time he became our Executive Chairman.

Employment Arrangement with Brian Sereda

On August 20, 2008, Mr. Sereda accepted his offer of employment with us. The offer letter provided for Mr. Sereda’s employment as Vice President and Chief Financial Officer at an initial base salary of $250,000 and for Mr. Sereda to participate in our MBO plan with an annual rate of target MBO opportunities equivalent to 35% of his annual base salary, with his participation beginning in fiscal year 2009. Mr. Sereda received a one-time cash sign-on bonus of $15,000 pursuant to his offer letter, which we may recover if Mr. Sereda terminates his employment with us within his first year of service. In connection with his commencement of employment with us, Mr. Sereda received a stock-settled stock appreciation rights grant with respect to 100,000 shares and a restricted stock units grant with respect to 40,000 shares, each of which will vest over four years. Mr. Sereda is also eligible to participate in our 401(k), medical, dental, vision and life insurance plans.

Employment Arrangement with Christine Russell

On June 6, 2006, Ms. Russell accepted an offer of employment with us. The offer letter provided for Ms. Russell’s employment as Vice President of Finance and Chief Financial Officer at an initial base salary of $235,008 and for Ms. Russell to participate in our MBO plan at an annual target of 35% of her base salary, prorated to the actual company performance versus the approved plan for the fiscal year ending on September 30, 2006. Ms. Russell received an option to purchase 255,000 shares of our common stock. Ms. Russell is also eligible to participate in our 401(k), medical, dental, vision and life insurance plans. As of September 15, 2008, Ms. Russell has assumed new duties as our Executive Vice President of Business Development pursuant to the same employment arrangement described above.

Employment Arrangement with Pedro Rodriguez

On June 4, 2007, Mr. Rodriguez accepted an offer of employment with us. The offer letter provided for Mr. Rodriguez’s employment as our Chief Marketing Officer at an initial base salary of $250,000 and for Mr. Rodriguez to participate in our MBO plan at an annual target of 50% of his base salary at 100% of the management target. Mr. Rodriguez received a stock-settled stock appreciation rights grant with respect to 250,000 shares of our common stock and a restricted stock units grant with respect to 33,000 shares. Mr. Rodriguez was also eligible to participate in our 401(k), medical, dental, vision and life insurance plans. Mr. Rodriguez’s employment terminated as of April 22, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End Table

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)(2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(3)		Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
J. Daniel McCranie	08/01/03	(5)	120,000	—	8.74	08/01/13	—		—	—		—
	03/19/05	(6)	60,000	—	11.65	03/19/15	—		—	—		—
	03/17/06	(5)	12,000	—	10.31	03/17/16	—		—	—		—
	03/20/06	(5)	160,000	—	10.30	03/20/16	—		—	—		—
	07/02/07	(5)	297,000	—	7.47	07/02/12	—		—	—		—
	03/07/08	(5)	—	—	—	—	50,000	(7)	295,000	50,000	(7)	295,000

Alexander Shubat	07/13/01	(6)	100,000	—	16.56	07/13/11	—		—	—		—
	02/08/02	(5)	55,000	—	16.11	02/08/12	—		—	—		—
	01/29/03	(5)	55,000	—	5.61	01/29/13	—		—	—		—
	08/31/04	(5)	55,000	—	9.39	08/31/14	—		—	—		—
	11/09/06	(5)	12,375	14,625	8.82	11/09/16	1,500	(8)	8,850	—		—
	11/08/07	(5)	—	60,000	9.30	11/08/17	—		—	—		—
	05/30/08	(5)	—	—	—	—	50,000	(9)	295,000	50,000	(9)	295,000

Brian Sereda	09/18/08	(5)	—	100,000	4.84	09/18/18	40,000	(10)	236,000	—		—

Christine Russell	08/01/06	(6)	143,438	111,562	7.89	08/01/16	—		—	—		—
	11/08/07	(5)		25,000	8.45	11/08/17	—		—	—		—

Branimir Buric	08/13/04	(11)	10,627	4,373	8.63	08/13/14	—		—	—		—
	09/01/05	(5)	14,000	4,000	7.81	09/01/15	—		—	—		—
	09/05/07	(5)	10,000	30,000	6.96	09/05/17	1,000	(8)	5,900	—		—
	06/30/08	(5)	—	—	—	—	6,501	(8)	38,356	—		—
	09/05/08	(5)	—	—	—	—	30,000	(10)	177,000	—		—
Pedro Rodriguez	—		—	—	—	—	—		—	—		—

(1)	These columns represent vested and unvested stock-settled stock appreciation rights and stock option grants.
(2)	Stock-settled stock appreciation rights generally vest over a four-year period, with 25% vesting on the first anniversary of the date of grant and thereafter monthly on a ratable basis.
(3)	This column represents outstanding restricted stock unit awards.
(4)	The amounts in these columns are calculated by multiplying the closing market price of our common stock as of September 30, 2008 ($5.90 per share) by the number of restricted stock units listed for the specified named executive officer.
(5)	Granted under our 2002 Equity Incentive Plan.
(6)	Granted under our 1997 Equity Incentive Plan.
(7)	One-half of this award of an aggregate of 100,000 restricted stock units vests on the anniversary of the grant and one-half is performance-based and will vest upon achievement of certain performance conditions.
(8)	This restricted stock units award vests one-half on the first anniversary of the date of grant and one-half on the second anniversary of the date of grant.
(9)	One-half of this award of an aggregate of 100,000 restricted stock units vests annually over a two-year period commencing on the anniversary of the date of grant and one-half is performance-based and will vest upon achievement of certain performance conditions.
(10)	This restricted stock unit award vests 25% annually over a four-year period commencing with the first anniversary of the date of grant.
(11)	Granted under the Systems, Inc. 2001 Incentive and Non-statutory Stock Option Plan, or the In-Chip Plan.

2008 Option Exercises and Stock Vested Table

	Option Awards(1)		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
J. Daniel McCranie	—	—	1,367	8,976
Alexander Shubat	—	—	3,296	24,535
Brian Sereda	—	—	—	—
Christine Russell	—	—	1,376	9,103
Branimir Buric	—	—	1,649	10,597
Pedro Rodriguez	—	—	246	1,648

(1)	During the fiscal year ended September 30, 2008, none of our named executive officers exercised stock options or stock-settled stock appreciation rights.

Pension Benefits

We do not offer qualified or non-qualified defined benefit plans sponsored by us to our named executive officers.

Non-Qualified Deferred Compensation

We do not offer non-qualified defined contribution plans or other non-qualified deferred compensation plans maintained by us to our named executive officers.

Potential Payments upon Termination or Change in Control

Change in Control Severance Agreements

In the interest of assuring the continued dedication of our named executive officers despite the potential for, or occurrence of, a change in control of the company, we have entered into Change in Control Severance Agreements (which we refer to as the change in control agreements) with Messrs. McCranie, Shubat, Sereda and Buric and Ms. Russell. Under the change in control agreements, each of these named executive officers will receive the acceleration and full vesting of an aggregate of 50% of the unvested shares or other securities covered by each equity incentive award held by the named executive officer if the named executive officer is terminated other than for cause or good reason, during a period of 12 months following a change in control or 30 days prior to a change in control.

Under the change in control agreements, a change in control is defined as:

•	the acquisition of 50% or more of our outstanding common stock or voting securities (subject to certain exceptions);

•	a change in composition of our Board of Directors resulting in board member turnover not approved by incumbent board members;

•

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our assets unless no person following such transaction owns greater than 50% of the surviving entity’s common stock or voting securities and at least a majority of the members of the board of directors of the resulting corporation were members of our Board of Directors before the transaction; or

•	a liquidation or dissolution of the company.

Cause is defined under the change in control agreements as any act or omission committed by a named executive officer after the effective date of the change in control agreement that results in either a conviction or plea of “guilty” or “no contest” to a felony under federal or state law, or a conviction for any crime that constitutes fraud, theft, or misappropriation of our property, or any other crime that materially injures our business or reputation. The change in control agreements also define good reason as the occurrence of any of five specified circumstances after a change in control of the company for which a named executive officer has not provided express written consent, and these circumstances are not fully corrected prior to the date of termination indicated in a named executive officer’s notice of termination. These circumstances include (i) our failure to obtain the agreement of any successor to assume our obligations under the change in control agreements; (ii) a material diminishment in a named executive officer’s authority, duties or responsibilities; (iii) a reduction in base salary or diminishment of a named executive officer’s bonus opportunity (other than as part of a broad readjustment across the executive management team); (iv) a reduction in benefits; or (v) a relocation of more than 35 miles.

In addition, under the change in control agreements, named executive officers will receive a lump cash payment on the date of termination of any accrued and unpaid salary through the date of termination and/or bonuses earned for any completed performance period but not yet paid and any earned, unused vacation time. As a condition of being entitled to these additional benefits, our named executive officers subject to the change in control agreements have each agreed to release us from all claims related to their employment with us.

In the table below, we summarize the estimated payments that would be made to each of our named executive officers who remained employed with us on September 30, 2008 in the event of a termination of employment following a change in control either by us for any reason other than cause or by the named executive officer for good reason in accordance with the arrangements described above. Our named executive officers are not entitled to any post-termination payments or benefits under any other termination scenario. The entries for each named executive officer should be read together with the description of that officer’s employment arrangement above, as applicable.

Potential Payments on Termination of Employment Table (1)

Name of Executive Officer	Value of accelerated stock options, restricted stock units and stock-settled stock appreciation rights(2)
J. Daniel McCranie	$295,000
Alexander Shubat	$295,000
Brian Sereda	$171,000
Christine Russell	$—
Branimir Buric	$110,628

(1)	The values in this table have been calculated as of September 30, 2008, and only reflect the acceleration of unvested awards as of this date. The table does not reflect the value, if any, of vested awards.
(2)	Represents the value of accelerated restricted stock units provided to each named executive officer in the event of a change in control, equal to the incremental value of 50% of such equity incentive awards held by each named executive officer as of September 30, 2008, based on the closing market price of our common stock of $5.90 per share for that date, over the exercise price of the award, if applicable. All stock options and stock-settled stock appreciation rights held by Messrs. McCranie, Shubat and Branic and Ms. Russell as of September 30, 2008 had exercise prices above the closing market price of our common stock on such date, and therefore there is no value attributable to them as of September 30, 2008 for these named executive officers for the purpose of calculating these potential payments in the event of a change in control.

Separation Amounts Paid in Fiscal 2008

Pedro Rodriguez received no severance compensation in connection with his resignation in April 2008.

Director Compensation

Compensation for non-employee directors consists of annual cash compensation and equity compensation, as described below. Employee directors receive no compensation for their services as directors.

Annual Cash Compensation. Our non-employee directors each receive a cash director fee in the amount of $7,500 per quarter for his services as a member of our Board of Directors. On an annual basis, our lead director of our Board of Directors, who is currently Robert H. Smith, receives an additional cash fee of $6,000.

The chairpersons and members of the committees of our Board of Directors receive additional annual cash retainers as follows:

	Audit Committee	Compensation Committee	Nominating Committee
Chairperson	$15,000	$7,500	$5,000
Member	$6,500	$3,000	$1,000

In addition, our non-employee directors are reimbursed for certain expenses they incur in connection with attending board and committee meetings.

Equity Compensation. In addition to paying cash compensation, we have historically granted equity awards each year to our non-employee directors. Since fiscal year 2006, we have awarded stock-settled stock appreciation rights and stock options to our non-employee directors. While we intend to generally award restricted stock units to non-executive employees and new hires, we intend to continue to pay our non-employee directors with stock-settled stock appreciation rights, although our management and the Compensation Committee may reconsider this policy in the future. The Compensation Committee believes that awarding stock-settled stock appreciation rights to our non-employee directors is appropriate because the non-employee directors will receive only the benefits of increases in the value of our common stock. Under our current equity compensation policy, when a non-employee director is first elected to our Board of Directors, he or she receives a stock-settled stock appreciation rights grant with respect to 35,000 shares that vests over a 12-month period. At the close of each of our annual meetings of stockholders, each of our non-employee directors also receives an annual grant of stock-settled stock appreciation rights with respect to 12,000 shares. This annual grant is fully vested and fully exercisable on the grant date. For 2008, each of Messrs. Hackworth, Phelan, Smith and Stark received the annual grant of stock-settled stock appreciation rights with respect to 12,000 shares with a base price of $6.63 per share. Mr. Stark has provided us with notice that he will resign from our Board of Directors concurrent with the 2009 annual meeting.

2008 Director Compensation Table

The following table indicates the cash fees and retainers that we paid to our non-employee directors for fiscal year 2008, as well as the dollar amount we recognized for fiscal year 2008 for financial statement reporting purposes for equity awards made in both 2008 and in prior years pursuant to the Plan.

Name	Fees Earned or Paid in Cash ($)(1)		Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)		Total ($)
Michael L. Hackworth	43,500		—	31,546	—	—		75,046
Adam A. Kablanian	7,500	(3)	—	—	—	66,771	(4)	74,271
Cathal Phelan	36,000		—	31,546	—	—		67,546
Robert H. Smith	54,000		—	31,546	—	—		85,546
Michael Stark (5)	30,000		—	31,546	—	—		61,546

(1)	This column includes annual board retainer and committee service fees earned for fiscal year 2008, regardless of when paid.
(2)	This column includes the amount of compensation cost recognized for fiscal year 2008 for financial statement reporting purposes under SFAS No. 123(R) (disregarding the effect of certain forfeiture assumptions relating to service-based vesting conditions) with respect to stock option awards in prior years and stock-settled stock appreciation rights awards in 2008 and in prior years. We describe the assumptions made in determining these values in Note 1 to our Annual Report on Form 10-K for the year ended September 30, 2008. As of September 30, 2008, each non-employee director had the following aggregate number of stock options and stock-settled stock appreciation rights outstanding:

Non-Employee Director	Outstanding Awards as of September 30, 2008
Michael L. Hackworth	84,000	(a)
Adam A. Kablanian	—	(b)
Cathal Phelan	59,000	(c)
Robert H. Smith	60,000	(d)
Michael Stark	114,000	(e)

(a)	Consists of stock options exercisable for 72,000 shares; and stock-settled stock appreciation rights with respect to 12,000 shares.
(b)	Upon Mr. Kablanian’s departure from the company, as further described below, 277,000 stock options and 1,500 restricted stock units were cancelled. He held no outstanding awards as of September 30, 2008.
(c)	Consists of stock options exercisable for 35,000 shares; and stock-settled stock appreciation rights with respect to 24,000 shares.
(d)	Consists of stock options exercisable for 36,000 shares; and stock-settled stock appreciation rights with respect to 24,000 shares.
(e)	Consists of stock options exercisable for 90,000 shares; and stock-settled stock appreciation rights with respect to 24,000 shares.
(3)	Represents the amount Mr. Kablanian received as Chairman of our Board of Directors from the beginning of fiscal year 2008 until his departure from the company in connection with our 2008 annual meeting of stockholders.
(4)	In connection with Mr. Kablanian’s resignation from his position as our Chief Executive Officer in January 2007, he agreed to continue to provide consulting services to us until his departure from our company in connection with our 2008 annual meeting. This amount represents his compensation for these services.
(5)	Mr. Stark has provided us with notice that he will resign from our Board of Directors concurrent with the 2009 annual meeting.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of September 30, 2008 with respect to the shares of our common stock that may be issued under all of our equity compensation plans including the 1997 Equity Incentive Plan, the Plan and the In-Chip Plan.

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Stock-Settled Stock Appreciation Rights and Restricted Stock Units	(b) Weighted Average Exercise Price of Outstanding Options, Stock- Settled Stock Appreciation Rights and Restricted Stock Units		(c) Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by stockholders	4,936,614	8.48	(1)	397,428
Equity compensation plans not approved by stockholders (2)	57,374	5.18		382,757
Total In-Chip	4,993,988	8.43	(1)	780,185

(1)	The weighted average exercise price excludes the shares issuable upon vesting of restricted stock units, which do not have an exercise price.
(2)	This line includes the In-Chip Plan, which was assumed by the Company in connection with the Company’s acquisition of In-Chip Systems, Inc. on May 24, 2002.

As of September 30, 2008, a total of 57,374 shares of our common stock with a weighted average exercise price of $5.18 per share were issuable upon exercise of outstanding options under the In-Chip Plan. The In-Chip Plan was approved by the stockholders of In-Chip Systems, Inc.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee acts on behalf of our Board of Directors, as provided in the Audit Committee Charter, to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent auditors. Each of the members of the Audit Committee meets the independence and financial literacy requirements of NASDAQ listing standards. Our Board of Directors has determined that Robert H. Smith is an “audit committee financial expert” within the meaning of the rules promulgated by the SEC.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent auditors have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States).

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K, the Audit Committee:

•

reviewed and discussed the audited financial statements as of and for the fiscal year ended September 30, 2008 with the Company’s management and Burr, Pilger & Mayer LLP, the Company’s independent auditor;

•

discussed with Burr, Pilger & Mayer LLP, the Company’s independent auditor, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•

reviewed the written disclosures and the letter from Burr, Pilger & Mayer LLP required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with Burr, Pilger & Mayer LLP its independence, and concluded that any non-audit services performed by Burr, Pilger & Mayer LLP are compatible with maintaining its independence. Burr, Pilger & Mayer LLP has performed no non-audit services to date;

•

reviewed and discussed with management its assessment of and report on the effectiveness of the Company’s internal control over financial reporting as of September 30, 2008, which management prepared using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal-Control Integrated Framework. The Audit Committee also reviewed and discussed with Burr, Pilger & Mayer LLP, the Company’s independent registered public accounting firm, Burr, Pilger & Mayer LLP’s attestation report on management’s assessment of and report on the Company’s internal control over financial reporting;

•

based on the foregoing reviews and discussions, recommended to our Board of Directors that the audited financial statements be included in the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended September 30, 2008 filed with the SEC; and

•	instructed management and the independent registered public accounting firm that the Audit Committee expects to be advised if there are any subjects that require special attention.

AUDIT COMMITTEE

Robert H. Smith, Chairman

Michael L. Hackworth

Cathal Phelan

SECURITY OWNERSHIP BY CERTAIN BENEFICIAL OWNERS AND DIRECTORS

AND EXECUTIVE OFFICERS

The following table sets forth information regarding the beneficial ownership of shares of our common stock as of January 15, 2009, by (i) each person known to us to beneficially own more than 5% of the outstanding shares of our common stock, (ii) each of our directors and director nominees, (iii) our named executive officers and (iv) all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Shares of common stock subject to options or warrants currently exercisable or exercisable within 60 days of January 15, 2009, are deemed outstanding for purposes of computing the percentage beneficially owned by the person holding the options or warrants, but are not deemed outstanding for purposes of computing the percentage beneficially owned by any other person.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership(2)	Percent(3)
5% Stockholders
Artis Capital Management LLC (4)	4,724,706	21%
One Market Plaza, San Francisco, California 94105

Adam Kablanian	2,963,195	13%
28628 Matadero Creek Court, Los Altos Hills, California 94022

Crosslink Capital, Inc. (5)	1,997,056	9%
2 Embarcadero, Suite 2200, San Francisco, California 94111

T. Rowe Price Associates, Inc. (6)	1,156,643	5%
100 East Pratt St., Baltimore, Maryland 21202

Directors and Executive Officers
J. Daniel McCranie (7)	852,285	4%
Brian Sereda (7)	3,000	* *
Christine Russell (7) (8)	186,163	1%
Alexander Shubat (7) (9)	1,886,474	8%
Branimir Buric (7)	48,882	* *
Pedro Rodriguez (8)	10,142	* *
Michael Stark (7) (10)	2,117,423	9%
Michael L. Hackworth (7)	188,578	1%
Robert H. Smith (7)	88,500	* *
Cathal Phelan (7)	89,000	* *
All of our directors and executive officers as a group (8 individuals)	5,274,142	23%

**	Less than 1% of outstanding common stock.
(1)	Unless otherwise indicated, the address of each person in this table is as follows: 47100 Bayside Parkway, Fremont, California 94538.
(2)	This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13G filed with the SEC. Beneficial ownership of greater than 5% of our outstanding common stock reflects ownership as of the most recent date indicated under filings with the SEC as noted below, while beneficial ownership of executive officers and directors is as of January 15, 2009.
(3)	Applicable percentages are based on 22,845,000 shares of our common stock outstanding on the record date.
(4)	Based on the Schedule 13F filed with the SEC on November 14, 2008, Artis Capital Management, LLC beneficially owned 4,724,706 shares of our common stock.
(5)	Based on the Schedule 13F filed with the SEC on November 14, 2008, Crosslink Capital Inc. beneficially owned 1,997,056 shares.

(6)	Based on the Schedule 13F filed with the SEC on November 14, 2008, T. Rowe Price Associates, Inc. beneficially owned 1,156,643 shares of our common stock.
(7)	Includes shares which Ms. Russell, Mr. Rodriguez and our executive officers and directors have the right to acquire within 60 days of January 15, 2009 upon exercise of outstanding options and stock-settled stock appreciation rights as follows:

Name	Number of Shares
Branimir Buric	46,604
Michael L. Hackworth	84,000
J. Daniel McCranie	649,000
Cathal Phelan	59,000
Pedro Rodriguez	—
Christine Russell	178,333
Brian Sereda	—
Alexander Shubat	300,750
Robert H. Smith	60,000
Michael Stark	114,000

Total	1,491,687
(8)	Ms. Russell and Mr. Rodriguez are named executive officers for fiscal 2008, but were no longer serving as executive officers on January 15, 2009.
(9)	Includes 147,500 shares held in trust for Mr. Shubat’s minor children.
(10)	The shares include 114,000 shares underlying currently exercisable stock options and shares held by Crosslink Capital, Inc. Mr. Stark is a control person of Crosslink Capital, Inc. and he disclaims beneficial ownership of the shares held by Crosslink Capital, Inc., except to the extent of his pecuniary interest. Mr. Stark has provided us with notice that he will resign from our Board of Directors concurrent with the 2009 annual meeting.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither our Board of Directors nor our management intends to bring before the annual meeting any business other than the matters referred to in the Notice of Internet Availability of Proxy Materials and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters in their sole discretion.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on our review of copies of reports filed by reporting persons pursuant to Section 16(a) of the Exchange Act, we believe that all filings made by our reporting persons subject to Section 16 of the Exchange Act were made on a timely basis in fiscal year 2008.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policies and Procedures for Review, Approval and Ratification of Related Party Transactions

As set forth in the Audit Committee Charter, unless submitted to another comparable independent body of our Board of Directors, as and to the extent required under applicable federal securities laws and related rules and regulations, and/or NASDAQ listing standards, related party transactions are submitted to the Audit Committee for ongoing review, and the Audit Committee approves or disapproves such related party transactions. The Audit Committee reviews all related party transactions for potential conflict of interest situations and related matters on an ongoing basis, including those that do not require approval by the Audit Committee (or other independent body of our Board of Directors) and public disclosure under the SEC’s rules and the NASDAQ listing standards. The Audit Committee reports all such transactions to our Chief Compliance Officer (generally prior to consummation of such transactions) so that we can review the transactions for conflict of interest and related matters. We do not have a formal written policy governing related party transactions, however the Audit Committee Charter and other internal financial reporting company policies include procedures for the Audit Committee to follow in connection with its review of related party transactions.

Related Party Transactions

Cathal Phelan, a member of our Board of Directors since March 2006, was a member of the board of directors and Chief Executive Officer of Ubicom, Inc., one of our customers, until September 2008. In September 2008, Mr. Phelan became Executive Vice President and Chief Technical Officer of Cypress Semiconductor, another one of our customers. J. Daniel McCranie, our Executive Chairman, serves as a member of the board of directors of Cypress Semiconductor. We received approximately $102,000 in revenue from Ubicom, Inc. and approximately $460,000 in revenue from Cypress Semiconductor in fiscal year 2008. Mr. McCranie also serves as chairman of the board of directors of ON Semiconductor, one of our customers. We received approximately $264,000 in revenue from ON Semiconductor in fiscal year 2008.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Our Bylaws provide that advance notice of a stockholder’s proposal must be delivered to our Corporate Secretary at our principal executive offices not less than 120 days prior to the anniversary of the mailing date of the proxy materials for the previous year’s annual meeting. However, the Bylaws also provide that in the event that no annual meeting was held in the previous year or the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from the date contemplated at the time of the previous year’s proxy statement, this advance notice must be received not earlier than the 150th day prior to such annual meeting and not later than the 10th day following the day on which public announcement of the date of such meeting is first made. Each stockholder’s notice must contain the following information as to each matter the stockholder proposes to bring before the annual meeting: (i) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed pursuant to any applicable law, rule or regulation, including Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected and such person’s appropriate biographical information and a statement as to the qualification of the nominee); (ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (a) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (b) the class and number of shares of our stock which are owned beneficially and of record by such stockholder and such beneficial owner, (c) a description of all arrangements or understandings between or among any of (1) the stockholder giving the notice, (2) the beneficial owner on whose behalf the notice is given, (3) each nominee and (4) any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder giving the notice, (d) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of at least the percentage of shares of our stock entitled to vote required to elect such nominee or nominees and (e) a representation that such stockholder intends to appear in person or by proxy at the meeting to nominate the persons name in the notice. At the request of our Board of Directors, any person nominated by our Board of Directors for election as a director must furnish to our Corporate Secretary that information required to be set forth in a stockholder’s notice of nomination that pertains to the nominee. The chairman of any annual meeting will have the power and duty to determine that a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures prescribed our Bylaws, and if he or she determines that such nomination or business was not proposed in compliance with our Bylaws, he or she will declare that the defective proposed nomination or business will be disregarded.

A copy of the full text of the provisions of our Bylaws dealing with stockholder nominations and proposals is available to stockholders on our website at http://www.viragelogic.com or from our Corporate Secretary upon written request.

Under the SEC’s rules, stockholders who wish to submit proposals for inclusion in the proxy statement of our Board of Directors for the 2010 annual meeting of stockholders must submit such proposals so that they are received by us at 47100 Bayside Parkway, Fremont, California 94538, on or before October 3, 2009. Pursuant to the advance notice provision of our Bylaws described above, stockholders who wish to submit proposals for nominations or business to be brought before the 2010 annual meeting of stockholders must submit such proposals to be received by us on or before October 3, 2009.

By Order of the Board of Directors

/s/ Alexander Shubat _____________________________
Alexander Shubat
President and Chief Executive Officer

Fremont, California

January 30, 2009

YOUR VOTE IS IMPORTANT

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO VOTE BY PROXY VIA TELEPHONE, INTERNET, OR MAIL IN ACCORDANCE WITH THE VOTING INSTRUCTIONS ON THE PROXY CARD. IF YOU VOTE BY MAIL, YOU SHOULD MARK, SIGN, AND DATE THE PROXY CARD AS PROMPTLY AS POSSIBLE IN ACCORDANCE WITH THE INSTRUCTIONS ON THE PROXY CARD.

APPENDIX A

Virage Logic Corporation 2002 Equity Incentive Plan

2002 EQUITY INCENTIVE PLAN

OF

VIRAGE LOGIC CORPORATION

1.	Purpose of this Plan

The purpose of this 2002 Equity Incentive Plan of Virage Logic Corporation is to enhance the long-term stockholders’ value of Virage Logic Corporation by offering opportunities to eligible individuals to participate in the growth in value of the equity of Virage Logic Corporation. Stock options, stock awards and cash awards may be granted under the plan. Options granted under the plan may be either “Incentive Stock Options,” as defined in Section 422 of the Internal revenue Code of 1986, as amended (the “Code”), or Nonstatutory Options (as such term is defined below).

2.	Definitions and Rules of Interpretation

2.1 Definitions. This Plan uses the following defined terms:

(a) “Administrator” means the Board, the Committee, or any officer or employee of the Company to whom the Board or the Committee delegates authority to administer this Plan.

(b) “Affiliate” means a “parent” or “subsidiary” (as each is defined in Section 424 of the Code) of the Company and any other entity that the Board or Committee designates as an “Affiliate” for purposes of this Plan.

(c) “Applicable Law” means any and all laws of whatever jurisdiction, within or without the United States, and the rules of any stock exchange or quotation system on which Shares are listed or quoted, applicable to the taking or refraining from taking of any action under this Plan, including the administration of this Plan and the grant, issuance or transfer of Awards or Award Shares.

(d) “Award” means an Option, Stock Award or Cash Award, granted in accordance with the terms of the Plan.

(e) “Award Agreement” means the document evidencing the grant of an Award.

(f) “Award Shares” means Shares covered by an outstanding Award or transferred to an Awardee under an Award.

(g) “Awardee” means: (i) a person to whom an Award has been granted, including a holder of a Substitute Award, (ii) a person to whom an Award has been transferred in accordance with all applicable requirements of Sections 6.5, 7(h), and 19, and (iii) a person who holds Award Shares subject to any right of repurchase under Section 18.2.

(h) “Base Price” means the price to be used as the basis for determining the Spread upon the exercise of a SAR.

(i) “Board” means the board of directors of the Company.

(j) “Cash Award” means the right to receive cash as described in Section 11.

(k) “Change of Control” means any transaction or event that the Board specifies as a Change of Control under Section 13.4.

(l) “Code” means the Internal Revenue Code of 1986.

(m) “Committee” means a committee composed of Company Directors appointed in accordance with the Company’s charter documents and Section 4.

(n) “Company” means Virage Logic Corporation, a Delaware corporation.

(o) “Company Director” means a member of the Board.

(p) “Consultant” means an individual who, or an employee of any entity that, provides bona fide services to the Company or an Affiliate not in connection with the offer or sale of securities in a capital-raising transaction, but who is not an Employee.

(q) “Director” means a member of the board of directors of the Company or an Affiliate.

(r) “Divestiture” means any transaction or event that the Board specifies as a Divestiture under Section 13.5.

(s) “Effective Date” means the day of the Company’s 2002 Annual Meeting of Stockholders.

(t) “Employee” means a regular employee of the Company or an Affiliate, including an officer, Executive or Director, who is treated as an employee in the personnel records of the Company or an Affiliate, but not individuals who are classified by the Company or an Affiliate as: (i) leased from or otherwise employed by a third party, (ii) independent contractors, or (iii) intermittent or temporary workers. The Company’s or an Affiliate’s classification of an individual as an “Employee” (or as not an “Employee”) for purposes of this Plan shall not be altered retroactively even if that classification is changed retroactively for another purpose as a result of an audit, litigation or otherwise. An Awardee shall not cease to be an Employee due to transfers between locations of the Company, or between the Company and an Affiliate, or to any successor to the Company or an Affiliate that assumes the Awardee’s Options under Section 13. Neither service as a Director nor receipt of a director’s fee shall be sufficient to make a Director an “Employee.”

(u) “Exchange Act” means the Securities Exchange Act of 1934.

(v) “Executive” means an individual who is subject to Section 16 of the Exchange Act or who is a “covered employee” under Section 162(m) of the Code, in either case because of the individual’s relationship with the Company or an Affiliate.

(w) “Expiration Date” means, with respect to an Award, the date stated in the Award Agreement as the expiration date of the Award or, if no such date is stated in the Award Agreement, then the last day of the maximum exercise period for the Award or the maximum period during which such Award is subject to lapsing restrictions, disregarding the effect of an Awardee’s Termination or any other event that would shorten that period.

(x) “Fair Market Value” means the value of Shares as determined under Section 20.2.

(y) “Fundamental Transaction” means any transaction or event described in Section 13.3.

(z) “Grant Date” means the date the Administrator approves the grant of an Award. However, if the Administrator specifies that an Award’s Grant Date is a future date or the date on which a condition is satisfied, the Grant Date for such Award is that future date or the date that the condition is satisfied.

(aa) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option under Section 422 of the Code and designated as an Incentive Stock Option in the Award Agreement for that Option.

(bb) “Non-Employee Director” means a Non-Employee Director, as defined in Rule 16b-3, who is also an “outside director” within the meaning of Section 162(m) of the Code.

(cc) “Nonstatutory Option” means any Option other than an Incentive Stock Option.

(dd) “Objectively Determinable Performance Condition” shall mean a performance condition (i) that is established (x) at the time an Award is granted or (y) no later than the earlier of (1) 90 days after the beginning of the period of service to which it relates, or (2) before the elapse of 25% of the period of service to which it relates, (ii) that is uncertain of achievement at the time it is established, and (iii) the achievement of which is objectively determinable by a third party with knowledge of the relevant facts. Examples of measures that may be used in Objectively Determinable Performance Conditions include net order dollars, net profit dollars, net profit growth, net revenue dollars, revenue growth, individual performance, earnings per share, return on assets, return on equity, and other financial objectives, objective customer satisfaction indicators and efficiency measures, each with respect to the Company and/or an individual business unit of the Company.

(ee) “Option” means a right to purchase Shares granted under this Plan, as provided in Section 6.

(ff) “Option Price” means the price payable under an Option for Shares, not including any amount payable in respect of withholding or other taxes.

(gg) “Plan” means this 2002 Equity Incentive Plan of Virage Logic Corporation.

(hh) “Purchase Price” means the price payable under an RSA or RSU for Shares (if any), not including any amount payable in respect of withholding or other taxes.

(ii) “Qualified Domestic Relations Order” means a judgment, order, or decree meeting the requirements of Section 414(p) of the Code.

(jj) “Restriction Period” means the period of time during which RSAs are subject to restrictions, as provided in Section 9.

(kk) “Restricted Stock Award (RSA)” means the right to receive shares automatically when the vesting conditions are met, as provided in Section 9.

(ll) “Restricted Stock Unit (RSU)” means the right to receive shares at some future date or subject to some performance condition, as provided in Section 10.

(mm) “Reverse Vesting” means, with respect to an Option, that an Option is fully exercisable but that the Company has a lapsing right to repurchase the underlying Award Shares as specified in Section 18.2(a) in accordance with the vesting schedule that would otherwise have applied to the Option under which the Award Shares were purchased or other vesting schedule described in the Award Agreement. With respect to an RSA, Reverse Vesting means that the Company has a lapsing right to repurchase the Award Shares purchased pursuant to the RSA as specified in Section 18.2(a) in accordance with the vesting schedule described in the Award Agreement.

(nn) “Rule 16b-3” means Rule 16b-3 adopted under Section 16(b) of the Exchange Act.

(oo) “Section 409A” means Section 409A of the Code and any regulations or other formal guidance promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

(pp) “Securities Act” means the Securities Act of 1933.

(qq) “Share” means a share of the common stock of the Company, $0.001 par value, or other securities substituted for the common stock under Section 13.

(rr) “Spread” means the excess of the Market Value of the Shares on the date when a SAR is exercised over the SAR’s Base Price.

(ss) “Stock Appreciation Right (SAR)” means the right to the monetary equivalent of the increase in the value of a specified number of Shares equal to the Spread over a specified period of time, as provided in Section 8.

(tt) “Stock Award” means a SAR, RSA or RSU granted to an Awardee pursuant to the terms of this Plan.

(uu) “Stock Settled Appreciation Right (SSAR)” means a SAR that is payable in Shares upon exercise of the SAR.

(vv) “Substitute Award” means an Option or Stock Award granted in substitution for, or upon the conversion of, an equity award or stock appreciation right granted by another entity with respect to such entity’s equity securities.

(ww) “Termination” means that the Awardee has ceased to be, with or without any cause or reason, an Employee, Director or Consultant. For purposes of the foregoing, an Awardee who serves both as a Director and as an Employee or Consultant shall not experience a Termination if such Awardee ceases to perform services in only one of such capacities. Unless determined otherwise by the Administrator, “Termination” shall not include a change in status from an Employee, Consultant or Director to another such status. An event that causes an Affiliate to cease being an Affiliate shall be treated as the “Termination” of that Affiliate’s Employees, Directors, and Consultants.

2.2 Rules of Interpretation. Any reference to a “Section,” without more, is to a Section of this Plan. Captions and titles are used for convenience in this Plan and shall not, by themselves, determine the meaning of this Plan. Except when otherwise indicated by the context, the singular includes the plural and vice versa. Any reference to a statute is also a reference to the applicable rules and regulations adopted under that statute. Any reference to a statute, rule or regulation, or to a section of a statute, rule or regulation, is a reference to that statute, rule, regulation, or section as amended from time to time, both before and after the effective date of this Plan and including any successor provisions.

3.	Shares Subject to this Plan; Term of this Plan

3.1 Number of Award Shares. Subject to adjustment under Section 13, the maximum number of Shares that may be issued under this Plan is 6,100,000.

3.2 Source of Shares. Award Shares may be authorized but unissued Shares or treasury Shares. If an Award is terminated, expires, or otherwise becomes unexercisable without having been exercised in full, the unpurchased Shares that were subject to the Award shall revert to this Plan and shall again be available for future issuance under this Plan. Shares actually issued under this Plan shall not be available for regrant even if repurchased by the Company.

3.3 Term of this Plan

(a) This Plan has been adopted by the Board on December 5, 2001 and it shall be effective on the date it has been adopted by the Company’s stockholders.

(b) This Plan has no set termination date. However, it may be terminated as provided in Section 16. Moreover, no Incentive Stock Option may be granted after the time described in Section 7(b).

4.	Administration

4.1 General

(a) The Plan will be administered by the Committee. The Committee has delegated to the Chief Executive Officer of the Company the authority to grant Awards to non-executive level employees in accordance with guidelines established by the Committee. The Board may delegate certain of its responsibilities to an employee of the Company (as applicable, the “Administrator”). Where this Plan specifies that an action is to be taken or a determination made by the Board, only the Board may take that action or make that determination. Where this Plan specifies that an action is to be taken or a determination made by the Committee, only the Committee may take that action or make that determination. Where this Plan references the “Administrator,” the action may be taken or determination made by the Board, the Committee, or other Administrator. However, only the Board or the Committee may approve grants of Awards to Executives, and an Administrator other than the Board or the Committee may grant Awards only to non-executive level employees and within guidelines established by the Board or Committee. All actions and determinations by any Administrator are subject to the provisions of this Plan.

(b) The Administrator may engage a brokerage firm, bank, or other financial institution to assist in the delivery of Shares upon exercise of Awards or lapsing of restrictions on Awards, delivery of reports, or other administrative aspects of the Plan. If the Administrator so elects, each Awardee shall be deemed upon enrollment in the Plan to have authorized the establishment of an account on his or her behalf at such institution. Shares purchased by an Awardee under the Plan shall be held in the account in the name in which the share certificate would otherwise be issued.

(c) So long as the Company has registered and outstanding a class of equity securities under Section 12 of the Exchange Act, the Committee shall consist of Company Directors who are Non-Employee Directors.

4.2 Authority of Administrator. Subject to the other provisions of this Plan, the Administrator shall have the authority:

(a) to grant Awards, including Substitute Awards;

(b) to determine the Fair Market Value of Shares;

(c) to determine the Option Price, Base Price and Purchase Price under Awards;

(d) to select the Awardees;

(e) to determine the times Awards are granted;

(f) to determine the number of Shares subject to each Award;

(g) to determine the types of payment that may be used to purchase Award Shares;

(h) to determine the types of payment that may be used to satisfy withholding tax obligations;

(i) to determine the other terms of each Award, including but not limited to the time or times at which Awards may be exercised or that restrictions on Awards will lapse, whether and under what conditions an Award is assignable, and whether an Option is a Nonstatutory Option or an Incentive Stock Option;

(j) to modify or amend any Award;

(k) to authorize any person to sign any Award Agreement or other document related to this Plan on behalf of the Company;

(l) to determine the form of any Award Agreement or other document related to this Plan, and whether that document, including signatures, may be in electronic form;

(m) to interpret this Plan and any Award Agreement or document related to this Plan;

(n) to correct any defect, remedy any omission, or reconcile any inconsistency in this Plan, any Award Agreement or any other document related to this Plan;

(o) to adopt, amend, and revoke rules and regulations under this Plan, including rules and regulations relating to sub-plans and Plan addenda;

(p) to adopt, amend, and revoke rules and procedures relating to the operation and administration of this Plan to accommodate non-U.S. Awardees and the requirements of Applicable Law such as: (i) rules and procedures regarding the conversion of local currency, withholding procedures and the handling of stock certificates to comply with local practice and requirements, and (ii) sub-plans and Plan addenda for non-U.S. Awardees;

(q) to determine whether a transaction or event should be treated as a Change of Control, a Divestiture or neither;

(r) to determine the effect of a Fundamental Transaction and, if the Board determines that a transaction or event should be treated as a Change of Control or a Divestiture, then the effect of that Change of Control or Divestiture; and

(s) to make all other determinations the Administrator deems necessary or advisable for the administration of this Plan.

4.3 Scope of Discretion. Subject to the last sentence of this Section 4.3, on all matters for which this Plan confers the authority, right or power on the Board, the Committee, or other Administrator to make decisions, that body may make those decisions in its sole and absolute discretion, and such decisions shall be final and binding on all Awardees. In making those decisions the Board, Committee or other Administrator need not treat all persons eligible to receive Awards, all Awardees, all Awards or all Award Shares the same way. However, the discretion of the Board, Committee or other Administrator is subject to the specific provisions and specific limitations of this Plan, as well as all rights conferred on specific Awardees by Award Agreements and other agreements.

5.	Persons Eligible to Receive Awards

5.1 Individuals. Awards (including Substitute Awards) may be granted to, and only to, Employees, Directors and Consultants, including to prospective Employees, Directors and Consultants conditioned on the beginning of their service for the Company or an Affiliate; provided, however, that Options and SARs (including Options and SARs granted as Substitute Awards) may be granted only to current or prospective Employees, Directors and Consultants of the Company or any “subsidiary corporation” thereof within the meaning of Section 424 of the Code; provided, further, that Incentive Stock Options may be granted only to current Employees of the Company or any “subsidiary corporation” thereof within the meaning of Section 424 of the Code. The Company intends the Plan to be broad-based employee plan.

5.2 Section 162(m) Limitation.

(a) Options. So long as the Company is a “publicly held corporation” within the meaning of Section 162(m) of the Code: (a) no Employee or prospective Employee may be granted one or more Options within any fiscal year of the Company to purchase more than 500,000 Shares under Options, subject to adjustment under Section 13, and (b) notwithstanding the provisions of Section 4.1(a), Options may be granted to an Executive only by the Committee. If an Option is cancelled without being exercised, that cancelled Option shall continue to be counted against the limit on Shares under this Section 5.2 for the fiscal year in which the Option was granted.

(b) Awards Subject to 162(m) of the Code. Any Award intended as “qualified performance-based compensation” within the meaning of Section 162(m) of the Code must vest or become exercisable contingent on the achievement of one or more Objectively Determinable Performance Conditions, the Award may be granted only by the Committee, and the material terms of the Award, including the maximum amount payable and the payment formula, must be approved by the stockholders of the Company before such Award is paid.

6.	Terms and Conditions of Options

The following rules apply to all Options:

6.1 Price. No Option may have an Option Price less than the Fair Market Value of the Shares on the Grant Date. No Option intended as “qualified incentive-based compensation” within the meaning of Section 162(m) of the Code may have an Option Price less than 100% of the Fair Market Value of the Shares on the Grant Date. In no event will the Option Price of any Option be less than the par value of the Shares issuable under the Option.

6.2 Term. No Option shall be exercisable after its Expiration Date. No Option may have an Expiration Date that is more than ten years after its Grant Date.

6.3 Vesting. Options shall be exercisable: (a) on the Grant Date, or (b) in accordance with a schedule related to the Grant Date, the date the Awardee’s directorship, employment or consultancy begins, or a different date specified in the Option Agreement. If so provided in the Option Agreement, an Option may be exercisable subject to the application of Reverse Vesting to the underlying Award Shares.

6.4 Form of Payment.

(a) The Administrator shall determine the acceptable form and method of payment for exercising an Option. The means of payment for shares issued on exercise of an option are specified in each Award Agreement.

(b) Acceptable forms of payment for all Award Shares underlying Options are cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans.

(c) In addition, the Administrator may permit payment to be made by any of the following methods:

(i) other Shares, or the designation of other Shares, which (A) in the case of Shares acquired upon exercise of an option (whether or not under this Plan) have been owned by the Awardee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the Option Price of the Shares as to which the Option is being exercised;

(ii) provided that a public market exists for the Shares, through a “same day sale” commitment from the Awardee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) under which the Awardee irrevocably elects to exercise the Option and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the underlying Award Shares;

(iii) provided that a public market exists for the Shares, through funds provided to the Awardee under a “margin” commitment from an NASD Dealer under which the Awardee irrevocably elects to exercise the Option and pledge the underlying Award Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price and the NASD Dealer irrevocably commits to forward an amount equal to the Option Price, directly to the Company, upon receipt of the Award Shares;

(iv) one or more full recourse promissory notes bearing interest at a market rate that is at least sufficient to avoid (a) a direct or indirect reduction of the Option Price for purposes of Section 409A or (b) an imputation of interest under Sections 483, 1274 and 7872 of the Code and with such other terms as the Administrator specifies, except that Consultants may not purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares, the portion of the Option Price equal to the par value of the Shares must be paid in cash or other lawful consideration, other than the note, and the Company shall at all times comply with any applicable margin rules of the Federal Reserve; and

(v) any combination of the methods of payment permitted by any paragraph of this Section 6.4.

6.5 Nonassignability of Options. Except as determined by the Administrator, no Option shall be assignable or otherwise transferable by the Awardee except by will or by the laws of descent and distribution. However, Options may be transferred and exercised in accordance with a Qualified Domestic Relations Order.

6.6 Substitute Options. The Board may cause the Company to grant substitute Options in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes or at such later date as the Board determines. Substitute Options may be Nonstatutory Options or Incentive Stock Options. Unless and to the extent specified otherwise by the Board, substitute Options shall have the same terms and conditions as the options they replace, except that (subject to Section 13) substitute Options shall be Options to purchase Shares rather than equity securities of the granting entity and shall have an Option Price and such other terms that (a) preclude the substitute Options from qualifying as deferred compensation within the meaning of Section 409A and (b) properly reflect the substitution, as determined by the Board in its sole and absolute discretion.

6.7 Repricings. Other than in accordance with Section 13, Options may not be repriced, replaced, regranted through cancellation or modified without shareholder approval, if the effect of the repricing, replacement, regrant or modification would be to reduce the effective Option Price of the Options.

7.	Incentive Stock Options

The following rules apply only to Incentive Stock Options and only to the extent these rules are more restrictive than the rules that would otherwise apply under this Plan. With the consent of the Awardee, or where this Plan provides that an action may be taken notwithstanding any other provision of this Plan, the Administrator may deviate from the requirements of this Section, notwithstanding that any Incentive Stock Option modified by the Administrator will thereafter be treated as a Nonstatutory Option.

(a) The Expiration Date of an Incentive Stock Option shall not be later than ten years from its Grant Date, with the result that no Incentive Stock Option may be exercised after the expiration of ten years from its Grant Date.

(b) No Incentive Stock Option may be granted more than ten years from the date this Plan was approved by the Board.

(c) Options intended to be Incentive Stock Options that are granted to any single Awardee under all equity compensation plans of the Company and its Affiliates, including Incentive Stock Options granted under this Plan, may not vest at a rate of more than $100,000 in Fair Market Value of stock (measured on the Grant Dates of the Options) during any calendar year. For the purpose of this Section 7(c), an Option vests with respect to a given share of stock the first time its holder may purchase that share, notwithstanding any right of the Company to repurchase that share. Unless the Administrator specifies otherwise in the related agreement governing the option, this vesting limitation shall be applied by, to the extent necessary to satisfy this $100,000 rule, treating certain stock options that were intended to be incentive stock options under Section 422 of the Code as nonstatutory options. The stock options or portions of stock options to be reclassified as nonstatutory options are those with the highest option prices, whether granted under this Plan or any other equity compensation plan of the Company or any Affiliate that permits that treatment. This Section 7(c) shall not cause an Incentive Stock Option to vest before its original vesting date or cause an Incentive Stock Option that has already vested to cease to be vested.

(d) In order for an Incentive Stock Option to be exercised for any form of payment other than those described in Section 6.4(b), that right must be stated in the Option Agreement relating to that Incentive Stock Option.

(e) Any Incentive Stock Option granted to a Ten Percent Shareholder, must have an Expiration Date that is not later than five years from its Grant Date, with the result that no such Option may be exercised after the expiration of five years from the Grant Date. A “Ten Percent Shareholder” is any person who, directly or by attribution under Section 424(d) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Affiliate on the Grant Date.

(f) The Option Price of an Incentive Stock Option shall never be less than the Fair Market Value of the Shares at the Grant Date. The Option Price for the Shares covered by an Incentive Stock Option granted to a Ten Percent Shareholder shall never be less than 110% of the Fair Market Value of the Shares at the Grant Date.

(g) Incentive Stock Options may be granted only to Employees.

(h) No rights under an Incentive Stock Option may be transferred by the Awardee, other than by will or the laws of descent and distribution. During the life of the Awardee, an Incentive Stock Option may be exercised only by the Awardee. The Company’s compliance with a Qualified Domestic Relations Order, or the exercise of an Incentive Stock Option by a guardian or conservator appointed to act for the Awardee, shall not violate this Section 7(h).

(i) An Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within three months following Awardee’s Termination for any reason other than the Awardee’s death or disability (as defined in Section 22(e)(3) of the Code) or change of status of an Awardee from an Employee to a Consultant. In the case of Termination due to disability, an Incentive Stock Option shall be treated as a Nonstatutory Option if it remains exercisable after, but is not exercised within, one year after the Awardee’s Termination. In the case of Termination due to death, an Incentive Stock Option shall continue to be treated as an Incentive Stock Option if it remains exercisable after, but is not exercised within, three months following Awardee’s Termination provided it is exercised before the Expiration Date.

8.	Stock Appreciation Rights

Subject to the provisions of this Plan, the terms and conditions of SARs will be found in the Award Agreement. The following rules shall apply to all SARs:

8.1 Terms of Grant. Each grant of SARs:

(a) shall represent the Awardee’s right to receive from the Company an amount determined by the Board, which will be expressed as a percentage of the Spread (not exceeding 100 percent) at the time of exercise;

(b) shall specify a Base Price for each SAR, which Base Price may not be less than the Fair Market Value of the Shares on the Grant Date;

(c) may specify that the amount payable on exercise of SARs may be paid by the Company in cash, settled in Shares or in any combination thereof and may either grant to the Awardee or retain in the Board the right to elect among those alternatives;

(d) Subject to Section 12.4, may specify that the amount payable on exercise of SARs shall not exceed a maximum specified by the Board at the Grant Date; and

(e) may specify waiting periods before exercise and permissible exercise dates or periods, and may also condition exercise upon the achievement of Objectively Determinable Performance Conditions, provided that any such dates, periods or conditions shall not extend beyond 10 years from the Grant Date.

8.2 Substitute SARs. The Board may cause the Company to grant substitute SARs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Any such substitution shall be effective when the acquisition closes or at such later date as the Board determines. Unless and to the extent specified otherwise by the Board, substitute SARs shall have the same terms and conditions as the awards they replace, except that (subject to Section 13) substitute SARs shall have a Base Price and such other terms that (a) preclude the SARs from qualifying as deferred compensation within the meaning of Section 409A and (b) properly reflect the substitution, as determined by the Board in its sole and absolute discretion.

9.	Restricted Stock Awards

Subject to the provisions of this Plan, the terms and conditions of RSAs will be found in the Award Agreement. The following rules shall apply to all RSAs:

9.1 Terms of Grant. Each grant of RSAs:

(a) shall constitute an immediate transfer of the ownership of Shares to the Awardee in consideration of the performance of services, entitling such Awardee to voting, dividend and other ownership rights, but subject to the substantial risk of forfeiture and restrictions on transfer hereinafter referred to;

(b) shall provide that the RSAs covered by such grant or sale that vest upon the passage of time shall be subject to a “substantial risk of forfeiture” within the meaning of Section 83 of the Code for a period to be determined by the Board at the Grant Date or upon the achievement of Objectively Determinable Performance Conditions, provided that no RSAs shall be subject to a substantial risk of forfeiture beyond the tenth anniversary of the Grant Date;

(c) shall provide that during the period for which such substantial risk of forfeiture is to continue, the transferability of the Restricted Stock will be prohibited or restricted in the manner and to the extent prescribed by the Board at the Date of Grant, which restrictions may include Reverse Vesting;

(d) may require that any or all dividends or other distributions paid thereon during the period such RSAs are subject to restrictions be automatically deferred and reinvested in additional RSAs, which may be subject to the same restrictions as the underlying Award; and

(e) may be made without additional consideration or in consideration of a Purchase Price that is less than the Fair Market Value of the Shares at the Grant Date.

9.2 Form of Payment. The Administrator shall determine the acceptable form or method of payment for RSAs that are granted to an Awardee for consideration, which form or method of payment may include (a) cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans, (b) any payment method permitted with respect to the exercise of Options pursuant to Section 6.4 or (c) prior services performed by the Awardee.

9.3 Substitute RSAs. The Board may cause the Company to grant substitute RSAs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, substitute RSAs shall have the same terms and conditions as the awards they replace, except that (subject to Section 13) substitute RSAs shall be awards of Shares rather than equity securities of the granting entity and shall have a Purchase Price and such other terms that (a) preclude the substitute RSAs from qualifying as deferred compensation within the meaning of Section 409A and (b) properly reflect the substitution, as determined by the Board in its sole and absolute discretion.

10.	Restricted Stock Units

Subject to the provisions of this Plan, the terms and conditions of RSUs will be found in the Award Agreement. The following rules shall apply to all RSUs:

10.1 Terms of Grant. Each grant of RSUs:

(a) shall constitute an agreement by the Company to deliver Shares or cash to the Awardee in the future in consideration of the performance of services, but subject to the fulfillment of such conditions (which may include the achievement of Objectively Determinable Performance Conditions) during the Restriction Period as the Board may specify, provided that no Restriction Period may extend beyond the tenth anniversary of the Grant Date;

(b) may be made without additional consideration or in consideration of a Purchase Price that is less than the Fair Market Value of the Shares at the Grant Date; and

(c) shall specify the time and manner of payment of the RSUs that have been earned.

10.2 Restrictions on Transfer. During the Restriction Period, the Awardee shall have no right to transfer any rights under his or her RSUs and shall have no rights of ownership in the RSUs.

10.3 Form of Payment. The Administrator shall determine the acceptable form or method of payment for RSUs that are granted to an Awardee for consideration, which form or method of payment may include (a) cash, check or wire transfer, denominated in U.S. dollars except as specified by the Administrator for non-U.S. Employees or non-U.S. sub-plans, (b) any payment method permitted with respect to the exercise of Options pursuant to Section 6.4 or (c) prior services performed by the Awardee.

10.4 Substitute RSUs. The Board may cause the Company to grant substitute RSUs in connection with the acquisition by the Company or an Affiliate of equity securities of any entity (including by merger) or all or a portion of the assets of any entity. Unless and to the extent specified otherwise by the Board, substitute RSUs shall have the same terms and conditions as the awards they replace, except that (subject to Section 13) substitute RSUs shall be awards of Shares rather than equity securities of the granting entity and shall have a Purchase Price and such other terms that (a) comply with Section 409A and (b) properly reflect the substitution, as determined by the Board in its sole and absolute discretion.

11.	Cash Awards

The Administrator may grant cash awards, which entitle the recipient to a cash payment on satisfaction of goals described in the award. Subject to the provisions of this Plan, the terms and conditions of Cash Awards will be found in the Award Agreement. The following rules apply to all Cash Awards:

11.1 Term. No Cash Award shall be payable after its Expiration Date. No Cash Award may have an Expiration Date that is more than ten years after its Grant Date.

11.2 Vesting. Cash Awards shall be payable: (a) on the Grant Date, (b) in accordance with a schedule related to the Grant Date, the date the Awardee’s directorship, employment or consultancy begins, or a different date specified in the Award Agreement, or (c) or upon the achievement of Objectively Determinable Performance Conditions.

12.	Exercise of Awards/Lapse of Restrictions

12.1 In General. An Award that is subject to exercise rights shall be exercisable in accordance with this Plan, the Award Agreement under which it is granted, and as prescribed by the Administrator.

12.2 Time of Exercise. Options and SARs shall be considered exercised when the Company receives: (a) written notice of exercise from the person entitled to exercise the Option or SAR, (b) with respect to Options, full payment, or provision for payment, in a form and method approved by the Administrator, for the Shares for which the Option is being exercised, and (c) payment, or provision for payment, in a form approved by the Administrator, of all applicable withholding taxes due upon exercise. Options and SSARs may not be exercised for a fraction of a Share. Cash Awards shall be considered exercised when the Company receives written notice of the exercise from the person entitled to exercise the Cash Award.

12.3 Issuance of Award Shares. The Company shall issue Award Shares in the name of the person properly exercising an Option or SSAR, upon the grant of an RSA, or upon the lapsing of restrictions on an RSU. If the Awardee is that person and so requests, the Award Shares shall be issued in the name of the Awardee and the Awardee’s spouse. The Company shall endeavor to issue Award Shares promptly after the applicable Award is granted, exercised or restrictions on such Award lapse, as applicable. Until Award Shares are actually issued, as evidenced by the appropriate entry on the stock books of the Company or the transfer agent for the Shares, no right to vote or receive dividends or other distributions, and no other rights as a stockholder, shall exist with respect to the Award Shares, even though the Awardee has provided the Company with the necessary notices and payments required under Section 12.2 or the applicable restrictions on the underlying Award have lapsed. No adjustment shall be made for any dividend, distribution, or other right for which the record date precedes the date the Award Shares are issued, except as provided in Section 13.

12.4 Limitations on Exercise. The Administrator may specify a minimum number of Shares that may be purchased on any exercise of an Option or SSAR, provided that such minimum will not prevent an Awardee from exercising the Award for the full number of Shares for which it is then exercisable.

12.5 Termination

(a) In General. Except as provided by the Administrator, including in an Award Agreement, and as otherwise provided in Sections 12.5(b), (c), (d) and (e), after an Awardee’s Termination, the Awardee’s Options and SARs shall be exercisable to the extent (but only to the extent) they are vested on the date of that Termination and only during the period ending three months after the Termination, but in no event after the Expiration Date. To the extent the Awardee does not exercise an Option or SAR within the time specified for exercise, the Award shall automatically terminate.

(b) Leaves of Absence. Unless otherwise provided in the Award Agreement, no Option or SAR may be exercised more than three months after the beginning of a leave of absence, other than a personal or medical leave approved by the Administrator with employment guaranteed upon return. Awards shall not continue to vest during a leave of absence, other than an approved personal or medical leave with employment guaranteed upon return.

(c) Death or Disability. Unless otherwise provided by the Administrator, if an Awardee’s Termination is due to death or disability (as determined by the Administrator with respect to SARs and Options other than Incentive Stock Options and as defined by Section 22(e) of the Code with respect to Incentive Stock Options), all Options and SARs held by that Awardee, to the extent exercisable at the date of that Termination, may be exercised for one year after that Termination, but in no event after the Expiration Date. In the case of Termination due to death, Options and SARs may be exercised as provided in Section 19. In the case of Termination due to disability, if a guardian or conservator has been appointed to act for the Awardee and been granted this authority as part of that appointment, that guardian or conservator may exercise Options and SARs on behalf of the Awardee. In the case of an Awardee who dies or becomes disabled within three months after Termination not due to Cause, the Awardee’s Options and SARs may be exercised for one year after that Termination.

(d) Divestiture. If an Awardee’s Termination is due to a Divestiture, the Board may take any one or more of the actions described in Section 13.3 or 13.4.

(e) Termination for Cause. If an Awardee’s Termination is due to Cause, all of the Awardee’s Awards shall automatically terminate and outstanding Options and SARs shall cease to be exercisable at the time of Termination and all Options and SARs exercised after the first event constituting Cause may be rescinded by the Administrator. “Cause” means dishonesty, fraud, misconduct, disclosure or misuse of confidential information, conviction of, or a plea of guilty or no contest to, a felony or similar offense, habitual absence from work for reasons other than illness, intentional conduct that could cause significant injury to the Company or an Affiliate, or habitual abuse of alcohol or a controlled substance in a way that interfered with the Awardee’s performance of his or her duties, in each case as determined by the Administrator.

(f) Consulting or Employment Relationship. Nothing in this Plan or in any Award Agreement, and no Award or the fact that Award Shares remain subject to repurchase rights, shall: (a) interfere with or limit the right of the Company or any Affiliate to terminate the employment or consultancy of any Awardee at any time, whether with or without cause or reason, and with or without the payment of severance or any other compensation or payment, or (b) interfere with the application of any provision in any of the Company’s or any Affiliate’s charter documents or the Delaware General Corporation Law relating to the election, appointment, term of office, or removal of a Director.

13.	Certain Transactions and Events

13.1 In General. Except as provided in this Section 13, no change in the capital structure of the Company, merger, sale or other disposition of assets or a subsidiary, change of control, issuance by the Company of shares of any class of securities convertible into shares of any class, conversion of securities, or other transaction or event shall require or be the occasion for any adjustments of the type described in this Section 13.

13.2 Changes in Capital Structure. In the event of any stock split, reverse stock split, recapitalization, combination or reclassification of stock, stock dividend, spin-off, or similar change to the capital structure of the Company (not including a Fundamental Transaction or Change of Control), the Board shall adjust the following as it concludes are appropriate to prevent dilution or enlargement of rights of Awardees: (a) the number of Shares underlying any Options and Stock Awards granted under this Plan (b) the Option Price and Base Price provided under outstanding Options and SARs, respectively, and in the kind of shares covered thereby, (c) the Purchase Price under any outstanding RSAs or RSUs and (d) the repurchase price of Options and RSAs that remain subject to Reverse Vesting. The specific adjustments shall be determined by the Board in its sole and absolute discretion. Unless the Board specifies otherwise, any securities issuable as a result of any such adjustment shall be rounded to the next lower whole security.

13.3 Fundamental Transactions. If the Company merges with another entity in a transaction in which the Company is not the surviving entity or if, as a result of any other transaction or event, other securities are substituted for the Shares or Shares may no longer be issued (each a “Fundamental Transaction”), then, notwithstanding any other provision of this Plan, the Board shall do one or more of the following, contingent on the closing or completion of the Fundamental Transaction and in a manner that complies with Section 409A: (a) arrange for the substitution of options or other compensatory awards on equity securities other than Shares (including, if appropriate, equity securities of an entity other than the Company) in exchange for Awards, (b) accelerate the vesting and termination of outstanding Awards, in whole or in part, so that Awards that are subject to exercise can be exercised prior to the closing or completion of the Fundamental Transaction but then terminate, (c) cancel Awards in exchange for cash payments to Awardees, or (d) arrange for any repurchase rights of the Company with respect to Award Shares to apply to the securities issued in substitution for Shares or terminate repurchase rights on Award Shares. The Board need not adopt the same rules for each Award or each Awardee.

13.4 Changes of Control. The Board may also, but need not, specify that other transactions or events constitute a “Change of Control”. The Board may do that either before or after the transaction or event occurs. Examples of transactions or events that the Board may treat as Changes of Control are: (a) the Company or an Affiliate is a party to a merger, consolidation, amalgamation, or other transaction in which the beneficial stockholders of the Company, immediately before the transaction, beneficially own securities representing 50% or less of the total combined voting power or value of the Company immediately after the transaction, (b) any person or entity, including a “group” as contemplated by Section 13(d)(3) of the Exchange Act, acquires securities holding 30% or more of the total combined voting power or value of the Company, or (c) as a result of or in connection with a contested election of Company Directors, the persons who were Company Directors immediately before the election cease to constitute a majority of the Board. In connection with a Change of Control, notwithstanding any other provision of this Plan, the Board may take any one or more of the actions described in Section 13.3, provided that such action complies with Section 409A. In addition, subject to the applicable requirements set forth in Section 409A, the Board may extend the date for the exercise of Awards (but not beyond their original Expiration Date). The Board need not adopt the same rules for each Award or each Awardee.

13.5 Divestiture. If the Company or an Affiliate sells or otherwise transfers equity securities of an Affiliate to a person or entity other than the Company or an Affiliate, or leases, exchanges or transfers all or any portion of its assets to such a person or entity, then the Board, in its sole and absolute discretion, may specify that such transaction or event constitutes a “Divestiture”. In connection with a Divestiture, notwithstanding any other provision of this Plan, the Board may take one or more of the actions described in Section 13.3 or 13.4 with respect to Awards or Award Shares held by, for example, Employees, Directors or Consultants for whom that transaction or event results in a Termination. The Board need not adopt the same rules for each Award or each Awardee.

13.6 Dissolution. If the Company adopts a plan of dissolution, the Board may, in its sole and absolute discretion and in a manner consistent with Section 409A, cause Awards to be fully vested and exercisable (but not after their Expiration Date) before the dissolution is completed but contingent on its completion and may cause the Company’s repurchase rights on Award Shares to lapse upon completion of the dissolution. To the extent not exercised before the earlier of the completion of the dissolution or their Expiration Date, Awards shall terminate immediately prior to the completion of the dissolution. The Board need not adopt the same rules for each Award or each Awardee.

13.7 Cut-Back to Preserve Benefits. If the Administrator determines that the net after-tax amount to be realized by any Awardee, taking into account any accelerated vesting, termination of repurchase rights, or cash payments to that Awardee in connection with any transaction or event addressed in this Section 13 would be greater if one or more of those steps were not taken with respect to that Awardee’s Awards or Award Shares, then and to that extent one or more of those steps shall not be taken.

14.	Withholding and Tax Reporting

14.1 Tax Withholding Alternatives

(a) General. Whenever Award Shares are issued or become free of restrictions, the Company may require the Awardee to remit to the Company an amount sufficient to satisfy any applicable tax withholding requirement, whether the related tax is imposed on the Awardee or the Company. The Company shall have no obligation to issue or deliver Award Shares or release Award Shares from an escrow until the Awardee has satisfied those tax withholding obligations. Whenever payment in satisfaction of Awards is made in cash, the payment will be reduced by an amount sufficient to satisfy all tax withholding requirements.

(b) Method of Payment. The Awardee shall pay any required withholding using the forms of consideration described in Section 6.4(b), except that, in the discretion of the Administrator, the Company may also permit the Awardee to use any of the forms of payment described in Section 6.4(c). The Administrator may also permit Award Shares to be withheld to pay required withholding. If the Administrator permits Award Shares to be withheld, the Fair Market Value of the Award Shares withheld (rounded up to the nearest whole Award Share) shall not exceed the number of Award Shares required to satisfy the applicable minimum statutory withholding rates, and shall be determined as of the date that the amount of tax to be withheld or tendered for this purpose is to be determined.

14.2 Reporting of Dispositions. Any holder of Award Shares acquired under an Incentive Stock Option shall promptly notify the Administrator in writing of the sale or other disposition of any of those Award Shares if the disposition occurs during: (a) the longer of two years after the Grant Date of the Incentive Stock Option and one year after the date the Incentive Stock Option was exercised, or (b) such other period as the Administrator has established.

15.	Compliance with Law

15.1 Applicable Law. The grant of Awards and the issuance and subsequent transfer of Award Shares shall be subject to compliance with all Applicable Law. Awards may not be exercised, and Award Shares may not be transferred, in violation of Applicable Law. Awards may not be exercised, and Award Shares may not be transferred, unless: (a) a registration statement under the Securities Act is then in effect with respect to the related Award Shares, or (b) in the opinion of legal counsel to the Company, those Award Shares may be issued in accordance with an applicable exemption from the registration requirements of the Securities Act and any other applicable securities laws. The failure or inability of the Company to obtain from any regulatory body the authority considered by the Company’s legal counsel to be necessary or useful for the lawful issuance of any Award Shares or their subsequent transfer shall relieve the Company of any liability for failing to issue those Award Shares or permitting their transfer. As a condition to the exercise of any Award or the transfer of any Award Shares, the Company may require the Awardee to satisfy any requirements or qualifications that may be necessary or appropriate to comply with or evidence compliance with any Applicable Law.

15.2 Compliance with Section 409A.

(a) To the extent applicable, it is intended that this Plan and any grants made hereunder comply with the provisions of Section 409A, so that the income inclusion provisions of Section 409A(a)(1) of the Code do not apply to any Awardees. This Plan and any grants made hereunder shall be administrated in a manner consistent with this intent, and any provision that would cause this Plan or any grant made hereunder to fail to satisfy Section 409A shall have no force and effect until amended to comply with Section 409A (which amendment may be retroactive to the extent permitted by Section 409A and may be made by the Company without the consent of Awardees).

(b) Neither an Awardee nor any of an Awardee’s creditors or beneficiaries shall have the right to subject any deferred compensation (within the meaning of Section 409A) payable under this Plan and grants hereunder to any anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment or garnishment. Except as permitted under Section 409A, any deferred compensation (within the meaning of Section 409A) payable to an Awardee or for an Awardee’s benefit under this Plan and grants hereunder may not be reduced by, or offset against, any amount owing by an Awardee to the Company or any of its Affiliates.

(c) If, at the time of an Awardee’s separation from service (within the meaning of Section 409A), (a) the Awardee shall be a specified employee (within the meaning of Section 409A and using the identification methodology selected by the Company from time to time) and (b) the Company shall make a good faith determination that an amount payable hereunder constitutes deferred compensation (within the meaning of Section 409A) the payment of which is required to be delayed pursuant to the six-month delay rule set forth in Section 409A in order to avoid taxes or penalties under Section 409A, then the Company shall not pay such amount on the otherwise scheduled payment date but shall instead pay it, without interest, on the first business day of the seventh month after such six-month period.

(d) Each Participant shall be solely responsible and liable for the satisfaction of any taxes and penalties that may be imposed on such Participant or for a Participant’s account in connection with this Plan and grants hereunder (including any taxes and penalties under Section 409A of the Code), and neither the Company nor any of its Affiliates shall have any obligation to indemnify or otherwise hold a Participant harmless from any or all of such taxes or penalties.

15.3 Certificates. All certificates for Shares or other securities delivered under this Plan will be subject to such stop transfer instructions, legends and other restrictions as the Administrator may deem necessary or advisable, including restrictions under any applicable federal, state or foreign securities law, or any rules, regulations and other requirements of the Securities and Exchange Commission or any stock exchange or automated quotation system upon which the Shares may be listed or quoted.

16.	Amendment or Termination of this Plan or Outstanding Awards

16.1 Amendment and Termination. The Board may at any time amend, suspend, or terminate this Plan.

16.2 Stockholder Approval. The Company shall obtain the approval of the Company’s stockholders for any material amendment to this Plan or if stockholder approval is necessary or desirable to comply with any Applicable Law or with the requirements applicable to the grant of Awards intended to be Incentive Stock Options. The Board may also, but need not, require that the Company’s stockholders approve any other amendments to this Plan.

16.3 Effect. No amendment, suspension, or termination of this Plan, and no modification of any Award even in the absence of an amendment, suspension, or termination of this Plan, shall impair any existing contractual rights of any Awardee unless the affected Awardee consents to the amendment, suspension, termination, or modification. However, no such consent shall be required if the Administrator determines in its sole and absolute discretion that the amendment, suspension, termination, or modification: (a) is required or advisable in order for the Company, the Plan or the Award to satisfy Applicable Law, to meet the requirements of any accounting standard or to avoid any adverse accounting treatment, or (b) in connection with any transaction or event described in Section 13, is in the best interests of the Company or its stockholders. Subject to Section 15.2, the Administrator may, but need not, take the tax consequences to affected Awardees into consideration in acting under the preceding sentence. Termination of this Plan shall not affect the Administrator’s ability to exercise the powers granted to it under this Plan with respect to Awards granted before the termination, or Award Shares issued under such Awards, even if those Award Shares are issued after the termination.

17.	Reserved Rights

17.1 Nonexclusivity of this Plan. This Plan shall not limit the power of the Company or any Affiliate to adopt other incentive arrangements including, for example, the grant or issuance of stock options, stock, or other equity-based rights under other plans or independently of any plan.

17.2 Unfunded Plan. This Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Awardees, any such accounts will be used merely as a convenience. The Company shall not be required to segregate any assets on account of this Plan, the grant of Awards, or the issuance of Award Shares. The Company and the Administrator shall not be deemed to be a trustee of stock or cash to be awarded under this Plan. Any obligations of the Company to any Awardee shall be based solely upon contracts entered into under this Plan, such as Award Agreements. No such obligation shall be deemed to be secured by any pledge or other encumbrance on any assets of the Company. Neither the Company nor the Administrator shall be required to give any security or bond for the performance of any such obligation.

18.	Special Arrangements Regarding Award Shares

18.1 Escrows and Pledges. To enforce any restrictions on Award Shares including restrictions related to Reverse Vesting, the Administrator may require their holder to deposit the certificates representing Award Shares, with stock powers or other transfer instruments approved by the Administrator endorsed in blank, with the Company or an agent of the Company to hold in escrow until the restrictions have lapsed or terminated. The Administrator may also cause a legend or legends referencing the restrictions to be placed on the certificates. Any Awardee who delivers a promissory note as partial or full consideration for the purchase of Award Shares will be required to pledge and deposit, with the Company, some or all of the Award Shares as collateral to secure the payment of the note. However, the Administrator may require or accept other or additional forms of collateral to secure the note and, in any event, the Company will have full recourse against the maker of the note, notwithstanding any pledge or other collateral, unless stated otherwise in the Award Agreement and the note.

18.2 Repurchase Rights.

(a) Reverse Vesting. If an Option or RSA is subject to Reverse Vesting, the Company shall have the right, during the three months after the Awardee’s Termination, to repurchase any or all of the Award Shares that were unvested as of the date of that Termination, for a price equal to the lower of: (i) the Option Price or Purchase Price for such Shares (minus the amount of any cash dividends paid or payable with respect to the Award Shares underlying RSAs for which the record date precedes the repurchase), and (ii) the Fair Market Value of those Award Shares as of the date of the Termination. The repurchase price shall be paid in cash or, if the Award Shares were purchased in whole or in part for a promissory note, cancellation of the indebtedness under that note related to the repurchased portion of the applicable Award, or a combination of those means. The Company may assign this right of repurchase.

(b) Procedure. The Company or its assignee may choose to give the Awardee a written notice of exercise of its repurchase rights under this Section 18.2. However, the Company’s failure to give such a notice shall not affect its rights to repurchase Award Shares. The Company must, however, tender the repurchase price during the period specified in this Section 18.2 for exercising its repurchase rights in order to exercise such rights.

19.	Beneficiaries

An Awardee may file a written designation of one or more beneficiaries who are to receive the Awardee’s rights (if any) under the Awardee’s Awards after the Awardee’s death. An Awardee may change such a designation at any time by written notice. If an Awardee designates a beneficiary, the beneficiary may exercise the Awardee’s Awards after the Awardee’s death. If an Awardee dies when the Awardee has no living beneficiary designated under this Plan, the Company shall allow the executor or administrator of the Awardee’s estate to exercise the Award or receive consideration upon the lapsing of restrictions on such Award or, if there is none, the person entitled to exercise the Award under the Awardee’s will or the laws of descent and distribution. In any case, no Award may be exercised after its Expiration Date.

20.	Miscellaneous

20.1 Governing Law. This Plan and all determinations made and actions taken under this Plan shall be governed by the substantive laws, but not the choice of law rules, of the State of Delaware.

20.2 Determination of Value. Fair Market Value shall be determined as follows: If the Shares are traded on any established stock exchange or quoted on a national market system, Fair Market Value shall be the closing sales price for the Shares as quoted on that stock exchange or system for the date the value is to be determined (the “Value Date”) as reported on the NASDAQ Global Market or a similar source. If no sales are reported as having occurred on the Value Date, Fair Market Value shall be that closing sales price for the last preceding trading day on which sales of Shares are reported as having occurred. If there is no regular public trading market for the Shares, the Fair Market Value shall be the fair market value of the Shares as determined in good faith by the Board.

20.3 Reservation of Shares. During the term of this Plan, the Company will at all times reserve and keep available such number of Shares as are still issuable under this Plan.

20.4 Electronic Communications. Any Award Agreement, notice of exercise of an Award, or other document required or permitted by this Plan may be delivered in writing or, to the extent determined by the Administrator, electronically. Signatures may also be electronic if permitted by the Administrator and Applicable Law.

20.5 Notices. Unless the Administrator specifies otherwise, any notice to the Company under any Option Agreement or with respect to any Awards or Award Shares shall be in writing (or, if so authorized by Section 20.4, communicated electronically), shall be addressed to the Chief Financial Officer of the Company, and shall only be effective when received by the Chief Financial Officer of the Company.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF VIRAGE LOGIC CORPORATION.

Please mark your votes as indicated in this example X

1. TO ELECT ALEXANDER SHUBAT AND MICHAEL L. HACKWORTH AS CLASS III DIRECTORS TO HOLD OFFICE UNTIL THE 2012 ANNUAL MEETING OF STOCKHOLDERS UNTIL THEIR SUCCESSORS ARE ELECTED AND QUALIFIED.

FOR ALL (except as indicated below) WITHHOLD ALL

Nominees:

01. Alexander Shubat

02. Michael L. Hackworth

To withhold authority to vote for any nominee, write that nominee’s name in the space provided below.

Except nominee(s) written above

Mark Here for Address Change or Comments SEE REVERSE

FOR AGAINST ABSTAIN

2. TO APPROVE THE AMENDMENT TO THE VIRAGE LOGIC CORPORATION 2002 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK ISSUABLE UNDER THE PLAN BY 1,000,000

3. TO RATIFY THE APPOINTMENT OF BURR, PILGER & MAYER LLP AS INDEPENDENT AUDITORS OF VIRAGE LOGIC CORPORATION FOR ITS FISCAL YEAR ENDING SEPTEMBER 30, 2009

THE BOARD OF DIRECTORS OF VIRAGE LOGIC CORPORATION RECOMMENDS THAT YOU VOTE FOR THE ABOVE PROPOSALS. WHEN NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. IF ANY OTHER MATTERS ARE PROPERLY BROUGHT BEFORE THE ANNUAL MEETING, THIS PROXY WILL BE VOTED ON THE MATTERS AS THE PROXIES NAMED ON THE REVERSE SIDE MAY DETERMINE IN THEIR SOLE DISCRETION. PLEASE COMPLETE, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

Signature Signature Date

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

VIRAGE LOGIC CORPORATION

You can view the Report and Proxy Statement on the internet at: http://bnymellon.mobular.net/bnymellon/virl

INTERNET http://www.proxyvoting.com/virl

Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.

OR

TELEPHONE

1-866-540-5760

Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.

To vote by mail, mark, sign and date your proxy card and return in the enclosed postage-paid envelope.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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VIRAGE LOGIC CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL

MEETING OF STOCKHOLDERS

MARCH 13, 2009

The undersigned hereby appoints Alexander Shubat and Brian Sereda, or any of them, each with the power of substitution, and to represent the undersigned at the Annual Meeting of Stockholders of Virage Logic Corporation, to be held at 47100 Bayside Parkway, Fremont, California 94538, on March 13, 2009 at 11:00 a.m. Pacific Standard Time, and any continuation or adjournment thereof, and to vote the number of shares of common stock of Virage Logic Corporation held or owned by the undersigned in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such shares of common stock is hereby revoked. The shares will be voted as directed on the reverse side.

Address Change/Comments

(Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES

P.O. BOX 3550

SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)

FOLD AND DETACH HERE

You can now access your Virage Logic Corporation account online.

Access your Virage Logic Corporation stockholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Virage Logic Corporation now makes it easy and convenient to get current information on your shareholder account.

View account status

View certificate history

View book-entry information

View payment history for dividends

Make address changes

Obtain a duplicate 1099 tax form

Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm

Monday-Friday Eastern Time

www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

TOLL FREE NUMBER: 1-800-370-1163

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